CONFORMED COPY

EXHIBIT 10(n)

                           DATED 13th September 1996




                        CARPETS INTERNATIONAL (UK) PLC
                                  as Borrower

                                    - and -

                             SHAW INDUSTRIES, INC.
                                 as Guarantor

                                    - and -

                                   THE BANKS

                                    - and -

                       NATIONSBANK, N.A., LONDON BRANCH
                                   as Agent

                                    - and -

              NATIONSBANC CAPITAL MARKETS INTERNATIONAL, LIMITED
                                  as Arranger





                               CREDIT AGREEMENT
                                 relating to a
            multicurrency revolving credit facility of $125,000,000




                                  WILDE SAPTE
                                 1 Fleet Place
                                London EC4M 7WS

                              Tel. 0171 246 7000
                              Fax. 0171 246 7777
                        Ref. PXS/PCA/016891/BF185105.04

                               TABLE OF CONTENTS


Clause    Heading                                                Page Number

1.        DEFINITIONS AND INTERPRETATION...................................1
1.1       Definitions......................................................1
1.2       Headings........................................................16
1.3       Interpretation..................................................16

2.        FACILITY........................................................17
2.1       Facility........................................................17
2.2       Obligations several.............................................17
2.3       Rights several..................................................17
3.        PURPOSE.........................................................17
3.1       Purpose.........................................................17
3.2       No monitoring...................................................17

4.        CONDITIONS PRECEDENT............................................17

5.        DRAWDOWN........................................................18
5.1       Facility Period.................................................18
5.2       Conditions to each Advance......................................18
5.3       Drawdown Notice.................................................18
5.4       Limitations on Advances.........................................18
5.5       Notification to Banks...........................................19
5.6       Participations..................................................19

6.        ALTERNATIVE CURRENCIES..........................................19
6.1       Requests for Alternative Currency...............................19
6.2       Availability....................................................19
6.3       Notification to Banks...........................................19
6.4       No Alternative Currency.........................................20

7.        INTEREST........................................................20
7.1       Interest rate...................................................20
7.2       Margin..........................................................21
7.3       Interest Periods................................................21
7.4       Default interest................................................21
7.5       Calculation and payment of interest.............................22
7.6       Agent's determination...........................................22

8.        REPAYMENT, PREPAYMENT AND CANCELLATION..........................22
8.1       Repayment.......................................................22
8.2       Prepayment......................................................23
8.3       Currency of repayment or prepayment.............................23
8.4       Cancellation....................................................23
8.5       Mandatory Prepayment............................................23

9.        CHANGES IN CIRCUMSTANCES........................................23
9.1       Illegality......................................................23
9.2       Increased Costs.................................................24
9.3       Market disruption...............................................25
9.4       Mitigation......................................................26
9.5       Certificates....................................................27

10.       PAYMENTS........................................................27
10.1      Place and time..................................................27
10.2      Funds...........................................................27
10.3      Distribution....................................................27
10.4      Business Days...................................................28
10.5      Currency........................................................28
10.6      Accounts as evidence............................................28
10.7      Partial payments................................................28
10.8      Set-off and counterclaim........................................28
10.9      Grossing-up.....................................................29

11.       REPRESENTATIONS AND WARRANTIES..................................31

12.       UNDERTAKINGS....................................................36
12.1      Information Undertakings........................................36
12.2      Positive Undertakings...........................................40
12.3      Negative Undertakings...........................................42
12.4      Financial Undertakings..........................................47

13.       DEFAULT.........................................................48
13.1      Default.........................................................48
13.2      Acceleration....................................................50

14.       SET-OFF.........................................................51

15.       PRO RATA SHARING................................................51
15.1      Redistribution..................................................51
15.2      Legal proceedings...............................................51
15.3      Reversal of redistribution......................................51
15.4      Information.....................................................52

16.       THE AGENT, THE ARRANGER AND THE BANKS...........................52
16.1      Appointment and duties..........................................52
16.2      Payments........................................................52
16.3      Default.........................................................53
16.4      Reliance........................................................53
16.5      Legal proceedings...............................................53
16.6      No liability....................................................53
16.7      Credit decisions................................................54
16.8      Information.....................................................54
16.9      Relationship with Banks.........................................54
16.10     Agent's position................................................55
16.11     Indemnity.......................................................55
16.12     Resignation.....................................................55
16.13     Change of office................................................56

17.       FEES AND EXPENSES...............................................56
17.1      Expenses........................................................56
17.2      Arrangement and agency fees.....................................56
17.3      Facility fee....................................................56
17.4      Documentary Taxes indemnity.....................................57
17.5      VAT.............................................................57
17.6      Indemnity payments..............................................58

18.       AMENDMENTS AND WAIVERS..........................................58
18.1      Majority Banks..................................................58
18.2      All Banks.......................................................58
18.3      No implied waivers; remedies cumulative.........................58

19.       MISCELLANEOUS...................................................59
19.1      Severance.......................................................59
19.2      Counterparts....................................................59
19.3      Entire agreement................................................59

20.       NOTICES.........................................................59
20.1      Method..........................................................59
20.2      Delivery........................................................59
20.3      Addresses.......................................................59
20.4      Deemed receipt..................................................60
20.5      Notices through Agent...........................................61

21.       ASSIGNMENTS AND TRANSFERS.......................................61
21.1      Benefit of Agreement............................................61
21.2      Assignments and transfers by Borrower...........................61
21.3      Assignments by Banks............................................61
21.4      Transfers by Banks..............................................61
21.5      Consequences of transfer........................................62
21.6      Sub-Participation...............................................62
21.7      Disclosure of information.......................................63

22.       INDEMNITIES.....................................................63
22.1      Breakage costs indemnity........................................63
22.2      Currency indemnity..............................................64

23.       LAW AND JURISDICTION............................................64
23.1      Law.............................................................64
23.2      Jurisdiction....................................................64
23.3      Agent for service...............................................65

SCHEDULE 1   THE BANKS....................................................66
SCHEDULE 2   CONDITIONS PRECEDENT.........................................68
SCHEDULE 3   DRAWDOWN NOTICE..............................................70
SCHEDULE 4   THE GUARANTOR AND ITS MATERIAL SUBSIDIARIES AND AFFILIATES...71
SCHEDULE 5   MANDATORY LIQUID ASSET COSTS FORMULA.........................72
SCHEDULE 6   FORM OF TRANSFER CERTIFICATE.................................74

                 THIS AGREEMENT is made on 13th September 1996

BY:

(1) CARPETS INTERNATIONAL (UK) PLC, a company incorporated in England and Wales with registered number 924669 (the "Borrower");

(2) SHAW INDUSTRIES, INC., a corporation organised under the laws of the State of Georgia (the "Guarantor")

(3)      THE BANKS listed in Schedule 1;

(4) NATIONSBANK, N.A., LONDON BRANCH of New Broad Street House, 35 New Broad Street, London EC2M 1NH as the Agent (as that term is more particularly defined below); and

(5) NATIONSBANC CAPITAL MARKETS INTERNATIONAL, LIMITED as the Arranger (the "Arranger").


IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1      Definitions

         In this Agreement:

         "Accounts" means the audited consolidated accounts (including all additional information and notes to the accounts) of the Borrower together with the relevant directors' report and auditors' report.

         "Advance" means an advance made or to be made to the Borrower under the Facility or, as the case may be, the outstanding principal amount of any such advance. "Affiliate" means any person (other than the Agent or any Bank):

         (a) directly or indirectly controlling, controlled by, or under common control with the Guarantor;

         (a) directly or indirectly owning or holding five per cent. or more of any equity interest in the Guarantor; or

         (b) five per cent. or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Guarantor.

         For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent" means NationsBank, N.A., London Branch in its capacity as agent for the Banks and each successor Agent appointed from time to time under Clause 16.12.

         "Alternative Currency" means Sterling and any other currency which is freely convertible into Dollars, freely transferable and readily available in the London interbank market.

         "Applicable Law" means all applicable provisions of constitutions, statutes, rules and regulations and orders of all governmental bodies of any relevant jurisdiction in which the Guarantor, the Borrower or any other Subsidiary carries out or undertakes its business and all orders and decrees of all courts, tribunals and arbitrators.

         "Auditors" means Arthur Andersen & Co. or any other firm of chartered accountants of internationally recognised standing that has been previously approved by the Agent and appointed as auditors of the Borrower.

         "Available Commitment" means, in relation to a Bank, its Commitment less its Participation in all outstanding Advances. For the purposes of this definition, Advances shall be taken at their Original Dollar Amount.

         "Available Facility" means the aggregate of the Available Commitments of the Banks.

         "Banks" means the banks and financial institutions listed in Schedule 1, their respective successors in title and any Bank Transferee.

         "Bank Transferee" has the meaning given to it in Clause 21.4.2.

         "Business Day" means a day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business in London and, in relation to a transaction involving an Alternative Currency, in the principal financial centre of that Alternative Currency.

         "Business Unit" means the assets constituting the business or a division of operating unit thereof of any person.

         "Capitalised Lease Obligation" means Indebtedness represented by obligations under a lease that is required to be capitalised for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalised amount of such obligations

         "Cash Equivalents" means:

         (a) securities issues, guaranteed or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired;

         (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a U.S. federal or state chartered commercial bank of recognised standing, which has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by Standard & Poors Ratings Group, a division of McGraw-Hill, Inc. or at least P-2 or the equivalent by Moody's Investors Services, Inc.;

         (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in (a) above and entered into only with commercial banks having the qualifications described in (b) above;

         (d) commercial paper or finance company paper issued by any person incorporated under the laws of the United States or any state thereof and rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group, a division of McGraw-Hill Inc. or at least P-2 or the equivalent thereof by Moody's Investors Services, Inc., in each case with maturities of not more than one year from the date acquired; and

         (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least eighty five per cent. of whose assets consist of securities and other obligations of the type described in (a) to (d) above.

         "Certified Copy" means, in relation to a document, a copy of that document bearing the endorsement "Certified a true, complete and accurate copy of the original, which has not been amended otherwise than by a document, a Certified Copy of which is attached hereto", which has been signed and dated by a duly authorised officer of the relevant company and which complies with that endorsement.

         "Change" means the introduction, implementation, repeal, withdrawal or change in, or in the interpretation or application of, (a) any law, regulation, practice or concession, or (b) any directive, requirement, request or guidance (whether or not having the force of law) of the European Community, any central bank or any other fiscal, monetary, regulatory or other authority.

         "Consolidated EBIT" means, with respect to the Guarantor and its Subsidiaries for any period of computation thereof, the sum of (without duplication):

         (a) Consolidated Net Income (Loss) of the Guarantor and its Subsidiaries for such period plus

         (b) Consolidated Interest Expense of the Guarantor and its Subsidiaries for such period plus

         (c)     Taxes on income accrued during such period.


         "Consolidated EBITDA" means with respect to the Guarantor and its Subsidiaries for any period of computation thereof, the sum of :

         (a)Consolidated EBIT for such period plus

         (b)amortisation expense for such period plus

         (c)without duplication, depreciation expense for such period.

         "Consolidated EBIT to Interest Ratio" means with respect to the Guarantor and its Subsidiaries for each rolling Four-Quarter Period ending on the date of the computation thereof, the ratio of Consolidated EBIT for such Four-Quarter Period to Consolidated Interest Expense for such Four-Quarter Period.

         "Consolidated Funded Debt" means, on the date of any computation thereof, with respect to the Guarantor and its Subsidiaries (determined on a consolidated basis but without duplication in accordance with
         GAAP):

         (a) all Indebtedness for money borrowed of the Guarantor and its Subsidiaries regardless of maturity including all revolving and term Indebtedness and all other lines of credit;

         (b) all Indebtedness (other than trade debt of the Guarantor and its Subsidiaries incurred in the ordinary course of business), whether or not in any such case the same was for money borrowed and regardless of maturity:

                 (i) represented by notes payable, and drafts accepted, that represent extensions of credit;

                 (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments; or

                 (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property;

         (c) all Indebtedness that constitutes a Capitalised Lease Obligation under which the Guarantor and/or its Subsidiaries are obligated;

         (d) all reimbursement obligations under any standby, trade or other letters or credit or acceptances (whether or not drawings thereunder have been then presented for payment) issued for the account of the Guarantor or its Subsidiaries or under which the Guarantor and its Subsidiaries are otherwise obligated; and

         (e) all Indebtedness of the Guarantor and its Subsidiaries that is such by virtue of clause (b) of the definition of Indebtedness, but only to the extent that the obligations Guaranteed are obligations that would constitute Consolidated Funded Debt under subparagraphs (a) to (d) above.

         "Consolidated Funded Debt to EBITDA Ratio" means, with respect to the Guarantor and its Subsidiaries at the time of the computation thereof, the ratio of the Consolidated Funded Debt of the Guarantor and its Subsidiaries outstanding at such time to Consolidated EBITDA for the Four Quarter Period ending on the date of the computation thereof.

         "Consolidated Interest Expense" means, with respect to the Guarantor and its Subsidiaries for any period of computation thereof, the total interest expense (including, without limitation, interest expense attributable to Capitalised Lease Obligations in accordance with GAAP) of the Guarantor of its Subsidiaries on a consolidated basis and in any event including:

         (a)the amortisation of debt discounts;  and

         (b) amortisation of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense.

         "Consolidated Net Income (Loss)" means, with respect to the Guarantor and its Subsidiaries for any period of computation thereof the net income (or loss) of the Guarantor and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP PROVIDED THAT the following shall be excluding when determining Consolidated Net Income (Loss);

         (a) the income (or loss) for such fiscal period of any person prior to the date such person becomes a Subsidiary of the Guarantor or is merged into or consolidated with the Guarantor or any of its Subsidiaries or such person's assets are acquired by the Guarantor or any of its Subsidiaries;

         (b) any item of gain or loss resulting from sale, conversion or other disposition of assets other than in the ordinary course of business;

         (c) net gains or losses on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Guarantor and its Subsidiaries;

         (d) net gains or losses on the collection of proceeds of life insurance policies;

         (e)     any write-up of any asset; and

         (f) any other net gains or losses of any extraordinary nature as determined in accordance with GAAP.

         "Consolidated Net Worth" means, with respect to any person, such person's total shareholder's equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such person prepared in accordance with GAAP (determined on a consolidated basis and excluding intercompany items and excluding any upward adjustments after the date of this Agreement due to revaluation of assets).

         "Consolidated Tangible Net Worth" means, as at the date of any computation thereof:

         (a) the Consolidated Net Worth of the Guarantor and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) minus

         (b) all intangible items reflected therein, including all goodwill, all intangible plant expansion costs, all unamortised debt discount and expense, unamortised research and development expense, unamortised deferred charges, patents, trademarks, service marks, trade names, copyrights, unamortised excess cost of investment in Subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP.

         "Commitment" means, in relation to a Bank, the amount set out opposite its name in Schedule 1 or under the heading "Amount of Commitment Transferred" in the schedule to its relevant Transfer Certificate, in each case as reduced, cancelled or increased in accordance with this Agreement.

         "Default" means any event specified as such in Clause 13.1.

         "Dollar Equivalent" means, in relation to an amount in an Alternative Currency on the day on which the calculation falls to be made, the amount of Dollars which could be purchased with that amount of the Alternative Currency using the Agent's spot rate of exchange for the purchase in the London foreign exchange market of Dollars with the Alternative Currency at or about 11.00 a.m on the second Business Day before that date.

         "Dollars" and "$" mean the lawful currency for the time being of the United States of America.

         "Drawdown Date" means the date on which an Advance is made, or is proposed to be made.

         "Drawdown Notice" means a notice substantially in the form set out in
         Schedule 3.

         "Encumbrance" as applied to the property of any person means:

         (a) any security interest, encumbrance, charge, hypothecation, rights of set-off, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalised Lease Obligation, conditional sale or other title retention agreement or other security title or Encumbrance of any kind in respect of any property of such person or upon the income or profits therefrom;

         (b) any arrangement, express or implied, under which any property of such person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such person; and

         (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction.

     "Environmental Laws" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C
Section 901 et seq; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C Section 9601 et seq; National Environmental Policy Act U.S.C Section 4321 et seq; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time or any successor law.

         "ERISA Affiliate" means any entity required at any relevant time to be aggregated with the Guarantor or any Subsidiary under Section 414(b) or
         (c) of the Internal Revenue Code. In addition, for the purposes of any provision of this Agreement that relates to Section 412(n) of the Internal Revenue Code, the term ERISA Affiliate shall mean any entity aggregated with the Guarantor or any Subsidiary under Sections 414(b),
         (c), (m) or (o) of the Internal Revenue Code.

         "Existing Consolidated Funded Debt" means the Consolidated Funded Debt of the Guarantor and its Subsidiaries outstanding as of the date of this Agreement and referred to in Clause 11.1.1(h)(i).

         "Existing Encumbrances" means Encumbrances listed on or over the property and assets of the Guarantor and its Subsidiaries in existence as of the date of this Agreement and referred to in Clause 11.1.1(h)(i).

         "Existing Letters of Credit" means the letters of credit issued by NationsBank of Georgia, National Association for the account of the Guarantor or its Subsidiaries prior to the date of this Agreement and referred to in Clause 11.1.1(h)(i).

         "Equipment Mortgage" means an Encumbrance on any item of equipment acquired after the date of this Agreement PROVIDED THAT:

         (a)Such Encumbrance shall attach only to the equipment to be acquired;

         (b) The Indebtedness incurred in connection with such acquisition shall not exceed the amount of the purchase price of such item of equipment then being financed;

         (c)     Such Encumbrance shall secure only such Indebtedness; and

         (d) a description is furnished to the Agent of any property so acquired, the purchase price of which is greater then $5,000,000.

         "Facility" means the multicurrency revolving loan facility granted to the Borrower under this Agreement.

         "Facility Period" means the period starting on the date of this Agreement and ending on the Final Maturity Date.

         "Fees Letter" means the letter dated the same date as this Agreement from the Agent and the Arranger to the Guarantor relating to certain fees payable to the Arranger and the Agent by the Guarantor in relation to this Agreement, being described on its face as the "Fees Letter".

         "Final Maturity Date" means the fifth anniversary of the date of this Agreement.

         "Financial Year", in relation to a company, has the meaning given to that expression in section 223 of the Companies Act 1985.

         "Financing Documents" means this Agreement, the Parent Guarantee and the Fees Letter.

         "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Guarantor, taken together as one accounting period and, unless set forth herein to the contrary, shall mean the previous four fiscal quarters of the Guarantor and ending on the day of any computation of any ratio contained herein.

         "GAAP" means:

         (a) in relation to a person, accounting principles, concepts, bases and policies generally adopted and accepted in the jurisdiction of its incorporation; and

         (b) in the case of the Guarantor, generally accepted accounting principles as set forth in statements from Auditing standards No. 69 entitled "The Meaning of 'Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports"' issued by the Auditing Standards Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances.

         "Governmental Approvals" means all authorisations, consents, approvals, licences and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi governmental, judicial, public or statutory instrumentality, authority, body, agency bureau or entity (including, without limitation the Federal Deposit Insurance corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

         "Guarantee" or "Guaranteed" as applied to any Indebtedness means and includes:

         (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of any Indebtedness; or

         (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guarantee, the practical effect of which is to assure the payment or performance (or payment of damages in the event of non performance) of any part or all of such Indebtedness whether by:

                 (i)     the purchase of securities or obligations;

                 (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such Indebtedness to make any payment or performance (or payment of damages in the event of non performance) of or on account of any part or all of such Indebtedness, or to assure the owner of such Indebtedness against loss;

                 (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such Indebtedness;

                 (iv) repayment of amounts drawn down by beneficiaries of letter of credit; or

                 (v) the supplying of funds to or investing in a person on account of all or any part of such person's Indebtedness under a guarantee of any obligation or indemnifying or holding harmless, in any way, such person against any part or all of such Indebtedness.

         "Hazardous Materials" means all or any of the following:

         (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TCLP" toxicity. "EP" toxicity;

         (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;

         (c) any flammable substances or explosives or any radioactive materials; and

         (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         "Hedging Obligations" means obligations of the Guarantor and its Subsidiaries under any interest rate swap, hedging arrangement or similar arrangement with respect to all or any part of the Facility.

         "Indebtedness" as applied to a person means (without duplication):

         (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such person as at the date as of which Indebtedness is to be determined including, without limitation, all Capitalised Lease Obligations of such person and all reimbursement obligations of such person under letters of credit and acceptances issued for its account; and

         (b) any Guarantee of any obligation described in subparagraph (a) above executed by such person or under which such person is obligated.

         "Information Memorandum" means the information memorandum dated August 1996 prepared by the Arranger relating to the Guarantor and its Subsidiaries.

         "Interest Period" means each period determined in accordance with Clause 7.3 for the purpose of calculating interest on Advances or overdue amounts.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended or any successor federal tax code.

         "Investment" means, with respect to any person and whether or not such investment constitutes a controlling interest in such person:

         (a) the purchase or other acquisition of any share of capital stock evidence of Indebtedness or any other security issued by any other person;

         (b)     the purchase or acquisition of the assets of another person;

         (c) any loan, advance or extension of credit to, or contribution (in the form of money or goods) to the capital of, any other person;

         (d)     any Guarantee of the Indebtedness of any other person;

         (e) any other investment in any other person (including the entering of any joint venture or partnership (whether as a general or limited partner); and

         (f) any commitment or option to make an Investment in any other person.


         "Lending Office" means, in relation to a Bank, the office set out under its name in Schedule 1 or in the schedule to its relevant Transfer Certificate, or such other office through which that Bank's Commitment is maintained and through which its Participation is made and maintained under this Agreement.

         "LIBOR" means, in respect of an Advance or other sum in a particular currency and in respect of a particular Interest Period:

         (a) the rate of the offered quotation for deposits in that currency for a period comparable to that Interest Period which appears on the display designated as "Page 3750" or "Page 3740", as appropriate, on the Telerate Service (or such other page or service as may replace it for the purpose of displaying London interbank offered rates of prime banks for deposits in that currency) at or about 11.00 a.m. on the second Business Day before the first day of that Interest Period (or if that currency is Sterling, at or about 11.00 a.m. on the first day of that Interest Period); or

         (b) if no such offered quotation appears on "Page 3750" or "Page 3740", as appropriate, on the Telerate Service, the arithmetic mean (rounded upwards to the nearest whole multiple of 1/16 of one per cent. of the rates per annum (as quoted to the Agent at its request) at which each Reference Bank was offering deposits in that currency in an amount comparable with that Advance or other sum, as the case may be, to leading banks in the London interbank market for a period equal to that Interest Period at or about 11.00 a.m. on the second Business Day before the first day of that Interest Period (or if that currency is Sterling, at or about 11.00 a.m. on the first day of that Interest Period).

         "Loan" means, at any time, the aggregate of the Original Dollar Amount of all Advances outstanding at such time.

         "Margin" means the percentage rate set out below corresponding to the Consolidated Funded Debt to EBITDA Ratio of the Guarantor in effect at such time as determined and adjusted in accordance with Clause 7.2:

             Consolidated Funded Debt to EBITDA Ratio        Margin
                                                                 %


             Greater than 3.25 to 1.00                       0.475

             Less than or equal to 3.25 to 1.00 but          0.350
             greater than 2.75 to 1.00

             Less than or equal to 2.75 to 1.00 but          0.220
             greater than 2.25 to 1.00

             Less than or equal to 2.25 to 1.00              0.150


         "Majority Banks" means a group of Banks whose Participations together exceed 66 2/3 per cent. of the Loan or, at any time when no Advance is outstanding, a group of Banks whose Commitments together exceed 66 2/3 per cent. of the Total Commitments. For the purposes of this definition, the amount of participations in Advances in an Alternative Currency shall be taken at their Original Dollar Amount.

         "Mandatory Liquid Asset Costs" means, in relation to a Bank, the additional cost to that Bank of compliance with the reserve asset ratio from time to time required by the Bank of England, determined in accordance with Schedule 5 and expressed as a rate per cent.
         per annum.

         "Material Adverse Change" means, with respect to any person, a material adverse change in such persons business, assets, liabilities, financial condition, results of operations or business prospects.

         "Material Adverse Effect" means, with respect to any person, a material adverse effect upon:

         (a) such person's business, assets, liabilities, financial condition, results of operations or business prospects;

         (b) the rights and remedies of the Banks and the Agent under the Financing Documents or the ability of the Guarantor or Borrower to perform its respective obligations under the Financing Documents to which it is a party; or

         (c)     the legality, validity or enforceability of any Financing
                 Documents.

         Unless otherwise set forth herein, any reference to a "Material Adverse Effect" shall be a reference to the effect on the Guarantor and its Subsidiaries taken as a whole.

         "Multiemployer Plan" shall mean a multiemployer plan defined as such in
         Section 4001(a)(3) of ERISA to which contributions have been made by the Guarantor or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Original Dollar Amount" means:

         (a) in relation to an Advance denominated in Dollars, the amount of that Advance; and

         (b) in relation to an Advance denominated in an Alternative Currency, the Dollar Equivalent of the amount of that Advance calculated as at the Drawdown Date of that Advance,

         provided that if all or part of that Advance is not made or is repaid or prepaid, the "Original Dollar Amount" of that Advance shall be correspondingly reduced.

         "Parent Guarantee" means the guarantee (in the agreed form) governed by the laws of the State of Georgia executed, or to be executed, by the Guarantor in favour of the Agent on behalf of the Agent, the Arranger and the Banks in relation to all amounts due under this Agreement.

         "Participation" means, in relation to a Bank and an Advance or the Loan, the part of that Advance or the Loan, as the case may be, made available or to be made available by that Bank and thereafter the part of that Advance or the Loan, as the case may be, owing to that Bank from time to time.

         "Party" means a party to this Agreement.

         "PBGC" means the Pension Benefit Guarantee Corporation and any successor agency.

         "Permitted Encumbrances" means, as to any person:

         (a) Encumbrances securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Encumbrances imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labour, materials, supplies or rentals incurred in the ordinary course of business which are not required to be paid or discharged under Clause 12.2(c);

         (b) Encumbrances consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance or similar Applicable Laws;

         (c) Encumbrances consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such person;

         (d)     Existing Encumbrances;

         (e) Equipment Mortgages and Encumbrances constituting Capitalised Lease Obligations but only to the extent the Indebtedness secured by such Encumbrances is permitted pursuant to paragraph
                 (d) of the definition of Permitted Indebtedness; and

         (f) Encumbrances securing any Hedging Obligations owing to a Bank.

         "Permitted Indebtedness" means:

         (a)Indebtedness outstanding under the Financing Documents;

         (b)     Existing  Consolidated  Funded Debt  (including  under the $600
                 Million  Credit   Agreement)  and  any  extensions,   renewals,
                 replacements or refinancing thereof PROVIDED THAT:

                 (i) the principal amount of any Consolidated Funded Debt incurred by the Guarantor, the purpose of which is to replace or refinance Existing Consolidated Funded Debt, may not exceed the then outstanding amount of the Existing Consolidated Funded Debt to be refinanced without the prior written consent of the Majority Banks unless such Consolidated Funded Debt would otherwise be permitted under paragraph (f) below; and

                 (ii) the principal amount of any Consolidated Funded Debt incurred by a Subsidiary, the purpose of which is to replace or refinance the Existing Consolidated Funded Debt of such Subsidiary, may not exceed the then outstanding amount of the Existing Consolidated Funded Debt to be replaced or refinanced unless the Guarantor or such Subsidiary shall give the Agent prior written notice of such increase;

         (c) trade debt incurred by the Guarantor or any Subsidiary in the ordinary course of trade;

         (d) Indebtedness secured by Equipment Mortgages and Indebtedness constituting Capitalised Lease Obligations PROVIDED THAT the aggregate principal amount of such Indebtedness at any one time outstanding and owing by the Guarantor and its Subsidiaries may not exceed $50,000,000;

         (e)     Indebtedness owing to the Guarantor by its Subsidiaries;

         (f) Consolidated Funded Debt incurred by the Guarantor after the date of this Agreement that is not secured by any Encumbrance up to an aggregate principal amount at any one time outstanding equal to $10,000,000;

         (g)     Subordinated Debt of the Guarantor and its Subsidiaries;

         (h)     any Hedging Obligations;

         (i) (i) Guarantees in existence at the date of this Agreement (other than the Parent Guarantee) as disclosed to the Agent and the Banks and (ii) Guarantees by the Borrower or the Guarantor of any of the foregoing Indebtedness provided that such Guaranteed Indebtedness is permitted hereunder; and

         (j) Indebtedness in the form of Existing Letters of Credit including those issued under the $600 Million Agreement.

         "Plan" means an employee benefit or pension plan maintained for the employees of the Guarantor or any Affiliate thereof that is covered by Title IV of ERISA, or subject to minimum funding standards under
         Section 412 of the Internal Revenue Code, including such plans as may be established after the date of this Agreement.

         "Potential Default" means an event or omission which, with the giving of any notice, the lapse of time, the determination of materiality or the satisfaction of any other condition, would be a Default.

         "Qualifying Bank" means an institution which is a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988.

         "Reference Banks" means the principal London offices of NationsBank, N.A., London Branch, Lloyds Bank Plc and Barclays Bank PLC or such other bank or banks as may be agreed between the Agent (acting on the instructions of the Majority Banks) and the Borrower.

         "Reportable Event" has the meaning set forth in Section 403(b) of ERISA, but shall not include a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations.

         "Restricted Payment" means:

         (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock the Guarantor or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class;

         (b) any redemption, conversion exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Guarantor or any of its Subsidiaries now or hereafter outstanding;

         (c) any prepayment of principal of, premium if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt; and

         (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Guarantor or any of its Subsidiaries now or hereafter outstanding.

         "$600 Million Credit Agreement" means the credit agreement dated 30th November 1994 entered into between the Guarantor, the lenders named therein and NationsBank N.A. (South) (as successor to NationsBank of Georgia, National Association) as agent and any extensions, renewals, modifications, supplements, refinancings, replacements, and substitutions thereof in whole or in part.

         "Sterling" and "__" (THE SYMBOL FOR BRITISH STERLING APPEARS IN
          QUOTATION MARKS IN THE AGREEMENT) means the lawful currency for the time being of the United Kingdom.

         "Solvent" means, when used with respect to any person, that:

         (a) the fair value and the fair saleable value of its assets (excluding any Indebtedness due from any Affiliate of such person are each in excess of the fair valuation of its total liabilities (including all contingent liabilities);

         (b) such person is able to pay its debts or other obligations in the ordinary course as they fall due; and

         (c) the person has capital not unreasonably small to carry on its business in which it proposes to be engaged.

         "Subordinated Debt" means Indebtedness of the Guarantor or any of its Subsidiaries that is expressly subordinated in the right of payment and otherwise all Advances and other amounts due to the Agent, Arranger and the Banks hereunder in a manner satisfactory to the Majority Banks;

         "Subsidiary" means

         (a) a person of which an aggregate of 50 per cent. or more of the issued and outstanding capital stock of any class or classes having by the terms thereof ordinary voting power to elect the directors (or other management personnel) of such person of 50 per cent. or more of other voting or equity interests in owned of record, directly or beneficially, by another person, or by one or more Subsidiaries of such other person, or by such other person and one or more Subsidiaries of such person;

         (b) any other person whose financial statements are consolidated with the Guarantor in accordance with GAAP; and

         (c) a subsidiary within the meaning of Section 736 of the Companies Act 1985.

         "Taxes" includes all present and future taxes, charges, imposts, duties, levies, deductions, withholdings or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, by whomsoever on whomsoever and wherever imposed, levied, collected, withheld or assessed, together with any penalties, additions, fines, surcharges or interest relating thereto; and "Tax" and "Taxation" shall be construed accordingly.

         "Termination Event" means:

         (a)a Reportable Event;

         (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA;

         (c) the institution of proceedings to terminate a Plan by the PBGC under Sections 4042 of ERISA, or the appointment of a trustee to administer any Plan;

         (d) the withdrawal of the Guarantor, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which such employer was a "substantial employer" as defined in ERISA Section 4001(a)(2);

         (e) the partial or complete withdrawal from a Multiemployer Plan within the meaning of ERISA Section 4203 and 4205; or

         (f) an event that could result in the Guarantor, its Subsidiaries or any ERISA Affiliate providing security as required by Internal Revenue Code Section 5401(a)(29).

         "Total Commitments" means the aggregate of the Commitments of the Banks.

         "Transaction Costs" with respect to a given transaction, means all brokerage and investment banking fees, fees and expenses of appraisers and accountants, legal fees and disbursements and other out-of-pocket costs and expenses incurred, by the Guarantor or a Subsidiary (or required to be paid by the Guarantor or a Subsidiary) in connection with such transaction.

         "Transfer Certificate" means a document substantially in the form set out in Schedule 6.

         "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and legislation (or purported legislation and whether delegated or otherwise) supplemental to that Act or in any primary or secondary legislation promulgated by the European Community or any official body or agency of the European Community and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover Tax replacing or introduced in addition to any of the same.

1.2      Headings

         The headings in this Agreement are for convenience only and shall be ignored in construing this Agreement.

1.3      Interpretation

         In this Agreement (unless otherwise provided):

         (a) words importing the singular shall include the plural and vice versa;

         (b) references to Clauses and Schedules are to be construed as references to the clauses of, and schedules to, this Agreement;

         (c) references to any Financing Document or any other document shall be construed as references to that Financing Document or that other document, as amended, varied, novated or supplemented, as the case may be;

         (d) references to any specific statute or statutory provision are to those of the United Kingdom or the United States of America and include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

         (e) references to a document being "in the agreed form" means that document the form and content of which has been approved by the Agent and which has endorsed on it the words "in the agreed form" and which is initialed by or on behalf of the Agent and the Borrower;

         (f) the words "including" and "in particular" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words;

         (g) the words "other" and "otherwise" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible;

         (h) references to a "person" shall be construed so as to include that person's assigns, transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, trust, unincorporated body of persons or any state or any agency of a state;

         (i) accounting terms, ratios and measurements shall be construed so as to be consistent with GAAP in effect as at the date of this Agreement; and

         (j)references to time are to London time.


2.       FACILITY

2.1      Facility

2.1.1 Subject to the terms of this Agreement, the Banks agree to make available to the Borrower a multicurrency revolving credit facility in the maximum principal amount of $125,000,000.

2.1.2 Notwithstanding any other term of this Agreement, no Bank shall be obliged to lend more than its Commitment.

2.2      Obligations several

2.2.1    The obligations of each Bank under this Agreement are several.

2.2.2 The failure of a Bank to carry out its obligations under this Agreement shall not relieve any other Party of any of its obligations under this Agreement.

2.2.3 None of the Banks, nor the Agent nor the Arranger shall be responsible for the obligations of any other Party under this Agreement.

2.3      Rights several

2.3.1 The rights of each Bank, and the Agent and the Arranger under this Agreement are several. All amounts due, and obligations owed, to each of them are separate and independent debts or, as the case may be, obligations.

2.3.2 Each Bank and the Agent may, except as otherwise stated in this Agreement, separately enforce its rights under this Agreement.


3.       PURPOSE

3.1      Purpose

         The Borrower shall use the proceeds of all Advances for its general working capital and corporate purposes only including the refinancing of existing Indebtedness of the Borrower and inter-company loans.

3.2      No monitoring

         Neither the Agent, the Arranger nor any Bank shall be obliged to investigate or monitor the use or application of the proceeds of the Advances.


4.       CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Agreement, none of the Agent and the Banks shall be under any obligation to make the Facility available to the Borrower unless the Agent has notified the Borrower and the Banks that it has received all the documents listed in Schedule 2 (in form and content satisfactory to the Agent) on or prior to 30th September 1996.

5.       DRAWDOWN

5.1      Facility Period

         Subject to the terms of this Agreement, Advances shall be made to the Borrower at any time during the Facility Period when requested by means of a Drawdown Notice in accordance with this Clause 5. At the close of business on the last day of the Facility Period, the Commitment of each Bank shall be automatically cancelled.

5.2      Conditions to each Advance

         The obligation of each Bank to make available its Participation in an Advance is subject to the conditions that on the date on which the relevant Drawdown Notice is given and on the Drawdown Date:

         (a) the representations and warranties in Clause 11 to be repeated on those dates are correct and will be correct immediately after the Advance is made; and

         (b) no Default or Potential Default has occurred and is continuing or would occur on the making of the Advance.

5.3      Drawdown Notice

5.3.1 Whenever the Borrower wishes to draw down under the Facility, it shall give a duly completed Drawdown Notice to the Agent to be received not later than 11.00 a.m. on the third Business Day before the Drawdown Date (or in the case of an Advance to be denominated in Sterling, not later than 11.00 a.m. on the first Business Day before the Drawdown
         Date).

5.3.2 A Drawdown Notice shall be irrevocable and the Borrower shall be obliged to borrow in accordance with its terms.

5.4      Limitations on Advances

         The following limitations apply to Advances:

         (a) the Drawdown Date of an Advance shall be a Business Day at least one month before the Final Maturity Date;

         (b) the Interest Period of an Advance shall end on or before the Final Maturity Date;

         (c) the principal amount of an Advance denominated in Dollars shall be:

                 (i) a minimum amount of $5,000,000 and an integral multiple of $2,500,000; or

                 (ii)    the amount of the Available Facility;

         (d) the principal amount of an Advance denominated in an Alternative Currency shall be:

                 (i) greater than the equivalent of $5,000,000 (converted at the Agent's relevant spot rate of exchange) and a round amount in that currency agreed with the Agent; or

                 (ii) the equivalent of the amount of the Available Facility (converted at the Agent's relevant spot rate of exchange);

         (e) no Advance shall be made if the making of that Advance would result in the Original Dollar Amount of all Advances exceeding the Total Commitments:

         (f)     no more than 5 Advances may be outstanding at any one time;
                 and

         (g) in the case of an Advance denominated in an Alternative Currency, Clause 6 shall be complied with.

5.5      Notification to Banks

         The Agent shall promptly notify each Bank of the details of each Drawdown Notice received by it.

5.6      Participations

         Subject to the terms of this Agreement, each Bank acting through its Lending Office shall make available to the Agent on the Drawdown Date for an Advance an amount equal to its Participation in the amount and currency specified in the Drawdown Notice (or, if in an Alternative Currency, in the amount notified to it by the Agent) for that Advance. A Bank shall participate in an Advance in the proportion borne by its Available Commitment to the Available Facility on the Drawdown Date of that Advance.


6.       ALTERNATIVE CURRENCIES

6.1      Requests for Alternative Currency

         Subject to Clause 6.2, the Borrower may request in a Drawdown Notice that an Advance be denominated in an Alternative Currency.

6.2      Availability

         The Borrower may not request that an Advance be denominated in an Alternative Currency unless the Agent has (in consultation with the Banks), following an enquiry of the Borrower, confirmed to the Borrower that the Alternative Currency is available for drawing under this Facility. Clauses 6.2, 6.3 and 6.4 shall not apply to any Advance denominated in Sterling.

6.3      Notification to Banks

         The Agent shall promptly notify each Bank of the currency and the Original Dollar Amount of each Advance as soon as the same can be calculated.

6.4      No Alternative Currency

6.4.1 If, no later than 4.00 p.m. on the third Business Day before the first day of an Interest Period in relation to an Advance which it is proposed to be denominated in an Alternative Currency, a Bank notifies the Agent that:

         (a) for whatever reason it is impracticable for that Bank to fund its Participation in that Advance in the proposed Alternative Currency in the ordinary course of business in the London interbank market; or

         (b) central bank or other governmental authorisation in the country of the proposed Alternative Currency is required to permit its use by that Bank for the making of that Advance and the authorisation has not been obtained or is not in full force and effect or is subject to unacceptable conditions; or

         (c) the use of the proposed Alternative Currency is restricted or prohibited by any request, directive, regulation or guideline of any governmental body, agency, department or regulatory or other authority (whether or not having the force of law) in accordance with which that Bank is accustomed to act, the Agent shall notify the Borrower and the Banks by 5.00 p.m. on the same day.

6.4.2    Following a notification of the Borrower under Clause 6.4.1:

         (a) the relevant Advance shall not be made if the Borrower notifies the Agent by 9.00 a.m on the second Business Day before the proposed Advance that the Advance should not be made; or

         (b) if the Borrower fails to notify the Agent by 9.00 a.m as stated in Clause 6.4.2(a) or if the Borrower notifies the Agent by such time that it requires the Advance to be denominated in Dollars, the relevant Advance shall be denominated in Dollars.

6.4.3 If the Advance is to be denominated in Dollars pursuant to Clause 6.4.2(b), the Agent shall notify the Banks of such fact by 10.30 a.m on the second Business Day before the first day of the Interest Period in relation to that Advance.


7.       INTEREST

7.1      Interest rate

         Interest shall accrue on each Advance from and including the relevant Drawdown Date to but excluding the date the Advance is repaid at the rate determined by the Agent to be the aggregate of:

         (a)     the Margin;

         (b)     LIBOR; and

         (c) in the case of an Advance denominated in Sterling, the Mandatory Liquid Asset Costs.

7.2      Margin

7.2.1 The Margin shall be determined by the Agent on a quarterly basis by way of the financial statements referred to in Clause 7.2.2 commencing with the fiscal quarter ending on 30th September 1996.

7.2.2 The Consolidated Funded Debt to EBITDA Ratio set out in each relative compliance certificate required to be delivered to the Agent pursuant to Clause 12.1.2(c) shall be used to determine the Margin unless the Agent (acting reasonably) considers the calculation of such ratio in the compliance certificate to be incorrect. In such case, the Agent shall consult with the Guarantor to agree the Margin. The decision of the Agent shall be conclusive and binding, save in the case of manifest error.

7.2.3 Any adjustment to the Margin on an Advance shall be effective from the first day of the Interest Period next following the Interest Period in which the Agent receives the compliance certificate and the quarterly (or annual) financial statements which are required to be delivered to the Agent.

7.2.4 Notwithstanding the provisions of Clauses 7.2.1, 7.2.2 and 7.2.3, for the period from the date of the first Advance hereunder to and including 30th September 1996, the Margin on each Advance shall be 0.22 per cent. Thereafter, the Margin shall be adjusted from time to time as set out above.

7.2.5 The Margin shall, at all times during which a Default is continuing, be 2 per cent. above the Margin in effect at the time of such Default.

7.3      Interest Periods

7.3.1 The Borrower shall select an Interest Period for an Advance in the relevant Drawdown Notice of 1, 2, 3 or 6 months' duration (or such other Interest Period as the Agent, acting on the instructions of the Majority Banks, may allow).

7.3.2 If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next
         Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

7.3.3 If an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which that Interest Period is to end, it shall end on the last Business Day of that later calendar month.

7.3.4 If an Interest Period would otherwise extend beyond the Final Maturity Date, it shall be shortened so that it ends on the Final Maturity Date.

7.4      Default interest

7.4.1 If the Borrower fails to pay any amount payable under any Financing Document on the due date, it shall pay default interest on the overdue amount from the due date to the date of actual payment calculated by reference to successive Interest Periods (each of such duration as the Agent may select and the first beginning on the relevant due date) at the rate per annum being the aggregate of (a) 2 per cent. per annum, (b) the Margin, (c) LIBOR and (d) (if applicable) the Mandatory Liquid Asset Costs.

7.4.2 So long as the overdue amount remains unpaid, the default interest rate shall be recalculated in accordance with the provisions of this Clause
         7.4 on the last day of each such Interest Period and any unpaid interest shall be compounded at the end of each Interest Period.

7.5      Calculation and payment of interest

7.5.1 At the beginning of each Interest Period, the Agent shall notify the Banks and the Borrower of the duration of the Interest Period and the rate and amount of interest payable for the Interest Period (but in the case of any default interest calculated under Clause 7.4, any such notification need not be made more frequently than weekly). Each notification shall set out in reasonable detail the basis of computation of the amount of interest payable.

7.5.2    Interest due from the Borrower under this Agreement shall:

         (a) accrue from day to day at the rate calculated under this Clause 7;

         (b) except as otherwise provided in this Agreement, be paid by the Borrower to the Agent (for the account of the Banks or the Agent, as the case may be) in arrears on the last day of each Interest Period, provided that for any Interest Period which is for longer than 3 months, the Borrower shall pay interest 3 monthly in arrears during that Interest Period;

         (c) be calculated on the basis of the actual number of days elapsed and a 360 day year or, in the case of interest on an Advance denominated in Sterling, a 365 day year (or, if different, such number of days as is market practice for the relevant currency); and

         (d)be payable both before and after judgment.

7.6      Agent's determination

         The determination by the Agent of any interest payable under this Clause 7 shall be conclusive and binding on the Borrower in the absence of manifest error.


8.       REPAYMENT, PREPAYMENT AND CANCELLATION

8.1      Repayment

8.1.1 The Borrower shall repay each Advance in full on the last day of the Interest Period for that Advance.

8.1.2 Subject to the terms of this Agreement, any amounts repaid under this Agreement may be reborrowed.

8.1.3 If all or part of an existing Advance is to be repaid from the proceeds of all or part of a new Advance denominated in the same currency as such existing Advance the amount to be repaid by the Borrower to each Bank shall be set off against the amount to be advanced by the relative Bank in relation to the new Advance. The person to whom the smaller amount is to be paid shall pay to the other party a sum equal to the difference between the two amounts.

8.2      Prepayment

         Subject to Clauses 9 and 10 the Borrower may not prepay any Advance before the end of its Interest Period.

8.3      Currency of repayment or prepayment

         Each repayment or prepayment of an Advance under this Agreement shall be made in the currency in which that Advance was denominated immediately prior to such repayment or prepayment.

8.4      Cancellation

8.4.1 The Borrower may, by the Borrower or the Guarantor giving the Agent not less than 5 Business Days' prior notice, cancel all or part of the Available Facility (but if in part, in a minimum amount of $5,000,000 and an integral multiple of $5,000,000).

8.4.2 Any notice of cancellation shall be irrevocable and shall specify the date on which the cancellation shall take effect and the amount of the cancellation. The Agent shall promptly notify the Banks of receipt of any such notice.

8.4.3    The  Borrower  may not borrow any part of the  Facility  which has been
         cancelled.   Any  cancellation  shall  reduce  each  Bank's  Commitment rateably.

8.4.4 The Borrower may not cancel all or part of the Facility except as expressly provided in this Agreement.

8.5      Mandatory Prepayment

8.5.1 If the Agent determines at any time (whether on the instructions of a Bank or not) that the outstanding aggregate principal amount of all Advances denominated in an Alternative Currency (based on the Dollar Equivalent of each such Advance at that time) exceeds 105 per cent. of the Total Commitments less the outstanding aggregate amount of all Advances denominated in Dollars then, the Borrower shall upon 5 Business Days written notice from the Agent, prepay in the relative Alternative Currency all or part of an Advance or Advances (together with any interest accrued thereon) to the extent that the aggregate principal amount of all outstanding Advances denominated in an Alternative Currency shall not exceed the Total Commitments less the outstanding aggregate amount of all Advances denominated in Dollars.

8.5.2 The Agent shall not be obliged to make the calculation referred to in Clause 8.5.1 unless instructed to do so by the Majority Banks.


9.       CHANGES IN CIRCUMSTANCES

9.1      Illegality

         If it is or becomes illegal for a Bank to maintain its Commitment or to continue to make available or fund its Participation in any Advance, then:

         (a)     that Bank shall notify the Agent and the Borrower; and

         (b)     (i)    the Commitment of that Bank shall be cancelled
                 immediately; and

                 (ii) the Borrower shall prepay to the Agent (for the account of that Bank) that Bank's Participation in all Advances (together with accrued interest on the amount prepaid and all other amounts owing to that Bank under this Agreement) within 5 Business Days of demand by that Bank (or, if permitted by the relevant law, on the last day of the Interest Period of the relevant Advances).

9.2      Increased Costs

9.2.1 If, after the date of this Agreement, a Change occurs which causes an Increased Cost (as defined in Clause 9.2.3) to any Bank (or any company of which any such Bank is a Subsidiary) then the Borrower shall pay (as additional interest) to the Agent (for the account of that Bank) within 5 Business Days of demand all amounts which that Bank certifies to be necessary to compensate such Bank for the Increased Cost.

9.2.2 Any demand made under Clause 9.2.1 shall be made by the relevant Bank through the Agent and shall set out in reasonable detail so far as is practicable the basis of computation of the Increased Cost.

9.2.3    In this Clause 9.2:

         "Increased Cost" means any cost to, or reduction in the amount payable to, or reduction in the return on capital or regulatory capital achieved by, a Bank (or any company of which that Bank is a Subsidiary) to the extent that it arises, directly or indirectly, as a result of the Change and is attributable to the Commitment or Participation in any Advance of that Bank or the funding of that Bank's Participation in any Advance including:

         (a) any Tax Liability (other than Tax on Overall Net Income) incurred by that Bank;

         (b) any changes in the basis or timing of Taxation of that Bank in relation to its Commitment or Participation in any Advance or to the funding of that Bank's Participation in any Advance;

         (c) the cost to that Bank (or any company of which that Bank is a Subsidiary) of complying with, or the reduction in the amount payable to or reduction in the return on capital or regulatory capital achieved by that Bank (or any company of which that Bank is a Subsidiary) as a result of complying with, any capital adequacy or similar requirements howsoever arising, including as a result of an increase in the amount of capital to be allocated to the Facility or of a change to the weighting of that Bank's Commitment or Participation in any Advance; and

         (d) the cost to that Bank of complying with any reserve, cash ratio, special deposit or liquidity requirements (or any other similar requirements).

         "Tax Liability" means, in respect of any person:

         (a) any liability or any increase in the liability of that person to make any payment of or in respect of Tax;

         (b) the loss of any relief, allowance, deduction or credit in respect of Tax which would otherwise have been available to that person;

         (c) the setting off against income, profits or gains or against any Tax liability of any relief, allowance, deduction or credit in respect of Tax which would otherwise have been available to that person; and

         (d) the loss or setting off against any Tax liability of a right to repayment of Tax which would otherwise have been available to that person.

         For the purposes of this definition of "Tax Liability", any question of whether or not any relief, allowance, deduction, credit or right to repayment of Tax has been lost or set off, and if so, the date on which that loss or set-off took place, shall be conclusively determined by the relevant person's auditors.

         "Tax on Overall Net Income" means, in relation to a Bank, Tax (other than Tax deducted or withheld from any payment) imposed on the net profits of that Bank by the jurisdiction in which its Lending Office or its head office is situated.

9.2.4 The Borrower shall not be obliged to make a payment in respect of an Increased Cost under this Clause 9.2 if and to the extent that the Increased Cost has been compensated for by the payment of Mandatory Liquid Asset Costs or the operation of Clause 10.9.

9.2.5 If the Borrower is required to pay any amount to a Bank under this Clause 9.2, then, without prejudice to that obligation and so long as the circumstances giving rise to the relevant Increased Cost are continuing and subject to the Borrower giving the Agent and that Bank not less than 10 days' prior notice (which shall be irrevocable), the Borrower may prepay all, but not part, of that Bank's Participation in the Loan together with accrued interest on the amount prepaid.
         Any such prepayment shall be subject to Clause 22.1. On any such prepayment the Commitment of the relevant Bank shall be automatically cancelled.

9.3      Market disruption

9.3.1    If, in relation to an Advance and a particular Interest Period:

         (a) the Agent determines that, because of circumstances affecting the London interbank market generally, reasonable and adequate means do not exist for ascertaining LIBOR for that Advance for that Interest Period; or

         (b) the Agent has been notified by a group of Banks whose Commitments together exceed 33 per cent. of the Total Commitments that in their opinion:

                 (i) matching deposits may not be available to them in the London interbank market in the ordinary course of business to fund their Participations in that Advance for that Interest Period; or

                 (ii) the cost to them of obtaining matching deposits in the London interbank market would be in excess of LIBOR for that Interest Period,

         the Agent shall promptly notify the Borrower and the Banks of that event (such notice being a "market disruption notice").

9.3.2 If a market disruption notice applies to a proposed Advance, that Advance shall not be made. Instead, the Agent and the Borrower shall immediately enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for calculating the interest rate for the Advance or for funding the Advance (whether in Dollars or another currency). Any substitute basis agreed by the Agent (with the consent of all the Banks) and the Borrower shall take effect in accordance with its terms and be binding on all the Parties.

9.3.3    If a market disruption notice applies to an outstanding Advance, then:

         (a) the Agent and the Borrower shall immediately enter into negotiations for a period of not more that 30 days with a view to agreeing a substitute basis for calculating the rate of interest for the Advance or for funding the Advance (whether in Dollars or another currency);

         (b) any substitute basis agreed under Clause 9.3.3(a) by the Agent (with the consent of all the Banks) and the Borrower shall take effect in accordance with its terms and be binding on all the Parties;

         (c) if no substitute basis is agreed under Clause 9.3.3(a), then, subject to Clause 9.3.4, each Bank shall (through the Agent) certify before the last day of the Interest Period to which the market disruption notice relates a substitute basis for maintaining its Participation in the Advance which shall reflect the cost to the Bank of funding its Participation in the Advance from whatever sources it selects plus the Margin and (if applicable) Mandatory Liquid Asset Costs; and

         (d) each substitute basis so certified shall be binding on the Borrower and the certifying Bank and treated as part of this Agreement.

9.3.4 If no substitute basis is agreed under Clause 9.3.3(a), then, so long as the circumstances giving rise to the market disruption notice continue and subject to the Borrower giving the Agent and the Banks not less than 10 days' prior notice (which shall be irrevocable), the Borrower may prepay the Advance to which the market disruption notice applies together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 22.1.

9.4      Mitigation

9.4.1 If any circumstances arise in respect of any Bank which would, or upon the giving of notice would, result in the operation of Clause 9.1, 9.2,
         9.3 or 10.9 to the detriment of the Borrower, then that Bank shall:

         (a) promptly upon becoming aware of those circumstances and their results, notify the Agent and the Borrower; and

         (b) in consultation with the Agent and Borrower, take reasonable steps to mitigate the effects of those circumstances (including changing its Lending Office or consulting with the Borrower with a view to transferring some or all of its rights and obligations under this Agreement to another bank or other financial institution acceptable to the Borrower) in a manner which will avoid the circumstances in question and on terms acceptable to the Agent, the Borrower and that Bank, provided that no Bank shall be obliged to take any steps which in its opinion would or might have an adverse effect on its business or financial condition or the management of its Tax affairs or cause it to incur any material costs or expenses.

9.4.2 Nothing in this Clause 9.4 shall limit, reduce, affect or otherwise qualify the rights of any Bank or the obligations of the Borrower under Clauses 9.1, 9.2, 9.3 and 10.9.

9.5      Certificates

         The certificate or notification of the Agent or, as the case may be, the relevant Bank as to any of the matters referred to in this Clause 9 shall be in reasonable detail and shall be conclusive and binding on the Borrower save for any manifest error.


10.      PAYMENTS

10.1     Place and time

         All payments by the Borrower or a Bank under this Agreement shall be made to the Agent to its account at such office or bank in the principal financial centre of the relevant currency at such time as the Agent may notify to the Borrower or the Banks for this purpose.

10.2     Funds

         All payments to the Agent under this Agreement shall be made for value on the due date in freely transferable and readily available funds.

10.3     Distribution

10.3.1 Each payment received by the Agent under this Agreement for another Party shall, subject to Clauses 10.3.2 and 10.3.3, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank in the principal financial centre of the relevant currency as it may notify to the Agent for this purpose by not less than 5 Business Days' prior notice.

10.3.2 The Agent may apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

10.3.3 Where a sum is to be paid to the Agent under this Agreement for another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall immediately on demand by the Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds.

10.4     Business Days

         If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

10.5     Currency

         All payments by the Borrower in respect of an Advance, whether of interest or principal, shall be made in the currency in which that Advance was denominated immediately before the relevant payment. All payments relating to costs, losses, expenses or Taxes shall be made in the currency in which the relative costs, losses, expenses or Taxes were incurred. Any other amount payable under this Agreement shall, except as otherwise provided, be made in Dollars.

10.6     Accounts as evidence

         Each Bank shall maintain in accordance with its usual practice an account which shall, as between the Borrower and that Bank, be prima facie evidence of the amounts from time to time advanced by, owing to, paid and repaid to that Bank under this Agreement.

10.7     Partial payments

10.7.1 If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under this Agreement, the Agent shall apply that payment towards the obligations of the Borrower under this Agreement in the following order:

         (a) first, in or towards payment of any unpaid costs and expenses of the Agent under this Agreement;

         (b) second, in or towards payment pro rata of any accrued interest and accrued fees due but unpaid under this Agreement;

         (c) third, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

         (d) fourth, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

10.7.2 The Agent shall, if so directed by all the Banks, vary the order set out in Clauses 10.7.1(b) to (d).

10.7.3 Clauses 10.7.1 and 10.7.2 shall override any appropriation made by the Borrower.

10.8     Set-off and counterclaim

         All payments by the Borrower or the Guarantor under any Financing Document shall be made without set-off or counterclaim.

10.9     Grossing-up

10.9.1 Subject to Clause 10.9.2, all sums payable to the Agent or any Bank pursuant to or in connection with any Financing Document shall be paid in full free and clear of all deductions or withholdings whatsoever save only as may be required by law.

10.9.2 If any deduction or withholding is required by law in respect of any payment due from the Borrower or the Guarantor to the Agent or any Bank pursuant to or in connection with any Financing Document the Borrower or, as the case may be, the Guarantor shall:

         (a) ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

         (b) pay, or procure the payment of, the full amount deducted or withheld to the relevant Taxation or other authority in accordance with the applicable law;

         (c) increase the payment in respect of which the deduction or withholding is required so that the net amount received by the payee (which expression when used in this Clause 10.9.2 shall mean the Agent or any Bank) after the deduction or withholding (and after taking account of any further deduction or withholding which is required to be made as a consequence of the increase) shall be equal to the amount which the payee would have been entitled to receive in the absence of any requirement to make any deduction or withholding; and

         (d) promptly deliver or procure the delivery to the relative payee of receipts evidencing each deduction or withholding which has been made.

10.9.3 If the Agent is obliged to make any deduction or withholding from any payment to any Bank (an "agency payment") which represents an amount or amounts received by the Agent from any obligor under any Financing Document, the Borrower shall pay directly to that Bank such sum (an "agency compensating sum") as will, after taking into account any deduction or withholding which the Borrower is obliged to make from the agency compensating sum, enable that Bank to receive, on the due date for payment of the agency payment, an amount equal to the agency payment which that Bank would have received in the absence of any obligation to make any deduction or withholding.

10.9.4 Subject to Clause 10.9.5, the Borrower shall not be required to pay an additional amount under this Clause 10.9 if the payment in respect of which the deduction or withholding is required is a payment of interest on a Participation in an Advance and:

         (a) at the time that Participation was made, the Bank making that Participation was not a Qualifying Bank otherwise than as a consequence of a Change occurring after the date of this Agreement (and the obligation to deduct or withhold would not have arisen if that Participation had been made by a Qualifying
                 Bank); or

         (b) at the time when the interest is paid, the Bank for whose account it is paid is not beneficially entitled to it or, being beneficially entitled to it, the Bank is not within the charge to United Kingdom corporation tax as respects it otherwise than as a consequence of a Change occurring after the date of this Agreement (and the obligation to deduct or withhold would not have arisen if the Bank had been beneficially entitled to the interest and had been within the charge to United Kingdom corporation tax as respects it).

10.9.5 The Borrower shall be required to pay an additional amount to a Bank who would otherwise not be obliged to such additional amount under this Clause 10.9 because of the provisions of Clause 10.9.4 (a "Convention Bank") PROVIDED THAT the representations and warranties specified in Clause 10.9.6 are true and correct and the undertakings specified in Clause 10.9.6 are complied with by such Convention Bank.

10.9.6 Each Convention Bank represents, warrants and undertakes to the Borrower that:

         (a) it is acting as principal in relation to this Agreement and not as agent for any party;

         (b) for the purposes of Article II of the Convention between the United Kingdom and the United States of America dated 31st December 1975 as amended (S.I.1980/586) (the "Convention"):

                 (i) it is a resident of the United States (as defined in Article 4 of the Convention);

                 (ii) it does not carry on business in the United Kingdom through a permanent establishment (as defined in
                         Article 5 of the Convention) situated in the United Kingdom;

                 (iii) it does not perform in the United Kingdom independent personal services from a fixed base situated in the United Kingdom;

                 (iv) it is not exempt from Tax on interest on Advances in the United States; and

                 (v) subject as provided in this Clause 10.9.6, it will, except as a result of any event beyond its control, continue to comply with items (i), (ii) and (iv) above; and

         (c) it shall at the request of the Borrower promptly use all reasonable endeavours to assist the Borrower in making such claims and obtaining such consents as may be necessary or advisable under the Convention or otherwise to enable the Borrower to pay interest to such Convention Bank on the Advances made by it without any withholding or deduction for or on account of Tax.

         Each Convention Bank shall be entitled at any time to represent, warrant and undertake to the Borrower, in form and manner approved by the Borrower (such approval not to be unreasonably withheld or delayed), to the same effect, mutatis mutandis, as is represented by the Banks (other than the Convention Banks) in Clause 10.9.4, and upon the coming into full force and effect of such representation, warranty and undertaking the representations, warranties and undertakings contained in this Clause 10.9.6 shall cease to apply (without prejudice to any right or claim which the Borrower may have in respect of any previous breach of the provisions of this Clause 19.9.6)

10.9.7 If the Borrower or the Guarantor is required to make an increased payment for the account of a Bank under Clause 10.9.2, then, without prejudice to that obligation and so long as such requirement exists and subject to the Borrower giving the Agent and that Bank not less than 10 days' prior notice (which shall be irrevocable), the Borrower may prepay all, but not part, of that Bank's Participation in the Loan together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 22.1. On any such prepayment the Commitment of the relevant Bank shall be automatically cancelled.


11.      REPRESENTATIONS AND WARRANTIES

11.1     Representations and Warranties

11.1.1 The Borrower and the Guarantor each represent and warrant to the Agent and each Bank that:

         (a)     Organisation, Power and Qualification:

                 (i) it is a corporation, duly organised, validly existing and in good standing under the jurisdiction of its incorporation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted; and

                 (ii) it is duly qualified and is in good standing and authorised to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorisation and where the failure to be so qualified or authorised would have a Material Adverse Effect;

         (b) Ownership Structure and Subsidiaries: Schedule 4 correctly sets out the correct legal name and jurisdiction of the Guarantor and each of its material Subsidiaries and Affiliates;

         (c) Authorisation: it has the right and power, and has taken all necessary action to authorise, execute, deliver and perform its obligations under the Financing Documents to which it is a party in accordance with their respective terms and to complete the transactions contemplated by those documents;

         (d) Binding Obligations: the Financing Documents to which the Borrower and the Guarantor is a party have been duly executed and delivered by them and each is a legal, valid and binding obligation of it enforceable in accordance with its respective terms;

         (e) Compliance of Financing Documents with Laws: the execution, delivery and performance of the Financing Documents to which the Borrower or the Guarantor is a party in accordance with their respective terms and the borrowings under this Agreement do not and will not, by the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, any combination of the foregoing, or otherwise:

                 (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or the Guarantor;

                 (ii) conflict with, result in a breach of or constitute a default under the memorandum or articles of association of the Borrower or the articles of incorporation or the bylaws of the Guarantor, or any indenture, agreement or other instrument to which the Borrower or the Guarantor is a party or by which it or any of its properties may be bound the violation of which could have a Material Adverse Effect and, in any event, any agreement, indenture or instrument evidencing any Consolidated Funded Debt; or

                 (iii) result in or require the creation or imposition of any Encumbrance upon or with respect to any property now owned or hereafter acquired by the Borrower or the Guarantor other than in favour of the Agent for the benefit of the Banks;

         (f) Compliance with Law and Governmental Approvals: the Guarantor, the Borrower and each other Subsidiary are in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to it except for noncompliances which (and Governmental Approvals the failure to possess which) would not (singly or in aggregate) cause a Default or Potential Default or have a Material Adverse Effect;

         (g) Title to property: the Guarantor, the Borrower and its Subsidiaries have good, marketable and legal title to, or a valid leasehold interest in, its respective properties and assets including, but not limited to, those reflected on the consolidated balance sheet of the Guarantor as at 29th June 1996 except those which have been disposed of by any such party subsequent to such date in the ordinary course of trade;

         (h)     Indebtedness and Guarantees:

                 (i)     the schedules titled Schedule 11.1.1(h)(i)(aa),
                         Schedule 11.1.1(h)(i)(bb) and Schedule
                         11.1.1(h)(i)(cc) respectively and delivered to the Agent prior to the date of this Agreement give a complete and correct listing of all (aa) Existing Consolidated Funded Debt of the Guarantor and its Subsidiaries, (bb) Guarantees of the Guarantor and its Subsidiaries of any Indebtedness (other than the Parent Guarantee) and (cc) all letters of credit and acceptance facilities extended to the Guarantor and/or any Subsidiary; and

                 (ii) no default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any Indebtedness or Guarantee referred to in (i) above;

         (i)     Litigation:  except as disclosed in the schedule titled
                 Schedule 11.1.1(i) delivered to the Agent prior to the Date of this Agreement, there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower or the Guarantor, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Guarantor or any Subsidiary or any of its respective property before or by any Governmental Authority which, if adversely determined, could have a Material Adverse Effect, and there are no strikes, slow downs, work stoppages or walkouts or other labour disputes in progress or threatened relating to the Guarantor or any Subsidiary;

         (j)     Taxes:

                 (i) all federal, state and other tax returns of the Guarantor and the Borrower and any Subsidiary required by Applicable Law to be filed have been filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Guarantor and the Borrower, any Subsidiary and its properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Clause 12.2(c);

                 (ii) none of the United States income tax returns of the Guarantor or its Subsidiaries are under audit; and

                 (iii) all charges, accruals and reserves on the books of the Guarantor and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP;

         (k)     Financial Statements and Condition:

                 (i) all financial statements (being the 1995 Annual Report of the Guarantor, the 10-Q's of the Guarantor for 30th March 1996 and 29th June 1996 respectively and the 10-K of the Guarantor for 30th December
                         1995) furnished to the Agent prior to and in connection with this Agreement are complete and correct and fairly present the consolidated financial condition of the Guarantor and its Subsidiaries as at the dates specified in such statements and all are prepared in accordance with GAAP;

                 (ii) the Guarantor nor any of its Subsidiaries has on the date of this Agreement any material contingent liabilities, liabilities for taxes, unusual or long-term commitments or unrealised or forward anticipated losses from any unfavourable commitments, except as referred to or reflected or provided for in the financial statements referred to in sub-paragraph (i) above; and

                 (iii) since 29th June 1996, no Material Adverse Change has occurred and each of the Guarantor, the Borrower and the other Subsidiaries is Solvent;

         (l) ERISA: each Plan, and, to the knowledge of the Guarantor, each Multiemployer Plan, is in compliance in all respects with, and has been administered in all respects in compliance with, the applicable provisions of ERISA, the Internal Revenue Code and any other Applicable Law except where failure to be so in compliance or to be so administered could not result in a Material Adverse Effect and, on and as of the date of this Agreement, no event or condition has occurred and is continuing as to which the Guarantor would be under an obligation to furnish a report to the Banks under Clause 12.1.4.

         (m) Absence of Defaults: neither the Guarantor, the Borrower or any Subsidiary is in default under its constitutive documents, and no event has occurred, which has not been remedied, cured or waived:

                 (i)    which constitutes a Default or a Potential Default; or

                 (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by it under any agreement (other than this Agreement) or judgment, decree or order to which it is a party or by which it or any of its properties may be bound where such default would, individually or in the aggregate, have a Material Adverse Effect;

         (n)     Environmental Laws:

                 (i) except as disclosed in the schedule titled Schedule 11.1.1(n)(i) delivered to the Agent prior to the date of this Agreement, the Guarantor, the Borrower and its other Subsidiaries are in compliance with all Environmental Laws, the failure with which to comply would have a Material Adverse Effect;

                 (ii) the Borrower or the Guarantor is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to the Borrower and the Guarantor and its Subsidiaries, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, proceeding, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial toxic, or other Hazardous Material and there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice or violation, investigation or proceeding pending or, to the Borrower's or the Guarantor's knowledge, threatened, against the Borrower, the Guarantor or its Subsidiaries relating in any way to Environmental Laws;

         (o) Use of Proceeds: all proceeds of the Advances will be used only in accordance with Clause 3.1;

         (p) Investment Company and Public Utility Holding Company: neither the Guarantor nor any of the Subsidiaries is:

                 (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                 (ii) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act 1935, as amended; or

                 (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the other Financing Documents or to perform its obligations hereunder or thereunder;

         (q) Margin Stock: neither the Guarantor nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulations G, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any such "margin stock";

         (r) Affiliate Transactions: neither the Guarantor nor any Subsidiary is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Guarantor or any Subsidiary is a party except:

                 (i) in the ordinary course of and pursuant to the reasonable requirements of the Guarantor's or such Subsidiary's business; and

                 (ii) upon fair and reasonable terms no less favourable to the Guarantor and such Subsidiary than it could obtain in a comparable arm's-length transaction with an unaffiliated person;

         (s) No restriction on dividends and loans: neither the Guarantor nor any Subsidiary is a party to any agreement or arrangement which restricts or prohibits the payment of dividends or the repayment of inter-company loans by a Subsidiary to the Guarantor; and

         (t)     Accuracy and Completeness of Information:

                 (i) all written information, reports and other papers and data furnished to the Agent or any Bank (including in relation to the Information Memorandum) by, or on behalf of or at the direction of, the Borrower or any Subsidiary were (at the time the same were so furnished) complete and accurate in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the persons involved as at the date thereof and the results of operations for such periods;

                 (ii) no fact is known to the Borrower or the Guarantor which has had, or may in the future have (so far as the Borrower or the Guarantor can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Clause 11.1.1(k) or in the Information Memorandum or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Banks prior to the date of this Agreement; and

                 (iii) no document furnished, or written statement made, to the Agent or any Bank in connection with the negotiation, preparation or execution of this Agreement or any of the other Financing Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or the Guarantor or any Subsidiary or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

11.1.2 All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower or the Guarantor to the Agent or any Bank pursuant to or in connection with this Agreement or any of the other Financing Documents (including any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower or Guarantor prior to the date of this Agreement and delivered to the Agent or the Banks in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made under this Agreement.

11.2     Repetition

         All representations and warranties made under this Agreement shall be deemed to be repeated by the Borrower and the Guarantor on the date on which each Drawdown Notice is given and on the first day of each Interest Period for each Advance except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted under this Agreement.


12.      UNDERTAKINGS

12.1     Information Undertakings

12.1.1 Of the Borrower: The Borrower undertakes that during the Facility Period it shall:

         (a) Accounts: as soon as the same become available (and in any event within 120 days after the end of each of its Financial Years), deliver to the Agent in sufficient copies for all the Banks the Accounts for the relevant Financial Year together with a copy of the management letter (if any) addressed by the Auditors to the directors of the Borrower; and

         (b) Interim accounts: as soon as the same become available (and in any event within 60 days after the end of the first half-year of each of its Financial Years), deliver to the Agent in sufficient copies for all the Banks its unaudited interim accounts for that half-year.

12.1.2 Of the Guarantor: The Guarantor undertakes that during the Facility Period it shall:

         (a) Quarterly Financial Statements: as soon as the same become available and in any event within 45 days after the close of each of the first, second and third fiscal quarters of the Guarantor, furnish to the Agent the consolidated and consolidating balance sheets of the Guarantor and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Guarantor and its Subsidiaries for such period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer or the treasurer of the Guarantor (in his or her opinion) to present fairly, in accordance with GAAP, the consolidated financial position of the Guarantor and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments);

         (b) Year-End Statements: as soon as the same become available and in any event within 90 days after the end of each fiscal year of the Guarantor, furnish to the Agent the consolidated and consolidating balance sheets of the Guarantor and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Guarantor and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by the chief financial officer or the treasurer of the Guarantor, in his or her opinion, to present fairly, in accordance with GAAP, the financial position of the Guarantor as at the date thereof and the result of operations for such period and by Arthur Andersen & Co. or another independent certified public accountants of recognised national standing acceptable to the Agent and the Majority Banks whose certificate shall be in scope and substance satisfactory to the Agent and the Majority Banks and who shall have authorised the Guarantor to deliver such financial statements and certification thereof to the Agent and the Banks pursuant to this Agreement: and

         (c) Compliance Certificate: at the time the financial statements are furnished pursuant to paragraphs (a) and (b), in the case of the Guarantor's interim quarterly financial statements, deliver to the Agent a certificate executed by the chief financial officer or the treasurer in the agreed form, or in the case of the audited annual financial statements, a certificate executed by the independent public accountants performing the audit of such statements, in each case:

                 (i) setting out as at the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish the applicable Margin and whether or not the Guarantor and when appropriate its Subsidiaries were in compliance with the undertakings contained in Clause 12.4; and

                 (ii) stating that, to the best of their knowledge, information and belief, no Default or Potential Default exists or, if such is not the case, specifying such Default or Potential Default and its nature, when it occurred and, in the case of the certificate executed by the chief financial officer or treasurer, whether it is continuing and the steps being taken by the Guarantor with respect to such event, condition or failure.

12.1.3 Notice of Litigation and Other Matters: each of the Borrower and the Guarantor undertakes that during the Facility Period it shall promptly notify the Agent of:

         (a) to the extent it is aware of the same, the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower, the Guarantor or any Subsidiary or any of their respective properties, assets or business which, if adversely determined or resolved, would have a Material Adverse Effect;

         (b) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, the Guarantor or any Subsidiary which has had or may have Material Adverse Effect;

         (c)     the occurrence of any Default or Potential Default;

         (d) any order, judgment or decree in excess of $5,000,000 having been entered against the Guarantor, the Borrower or any other Subsidiary or any of their respective properties or assets;

         (e) the acquisition, incorporation or other creation of any Subsidiary and the purpose therefor and the amount and nature of the assets to be owned thereby;

         (f) the proposed sale, transfer or other disposition of any material assets of the Guarantor, the Borrower or any other Subsidiary, Affiliate or other person; or

         (g) any strikes, slow downs, work stoppages or walkouts or other labour disputes in progress or threatened relating to the Guarantor, the Borrower or any other Subsidiary.

12.1.4 ERISA Reporting: The Guarantor shall deliver to the Agent and each Bank at the Guarantor's expense, the following information at the times specified below:

         (a) within ten Business Days after the Guarantor, any Subsidiary or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer or the treasurer of the Guarantor describing such Termination Event and the action, if any, which the Guarantor or other such entities have taken, are taking or propose to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, Department of Labour or PBGC with respect thereto;

         (b) within ten Business Days after the Guarantor, any Subsidiary or any ERISA Affiliate knows or has reason to know that a non-exempt prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred with respect to a Plan, a statement of the chief financial officer of the Guarantor, describing such transaction and the action which the Guarantor or other such entities have taken, are taking or propose to take with respect thereto, except where the liability resulting therefrom could not reasonably exceed $1,000,000;

         (c) within ten Business Days after the request by the Agent therefor, after the filing thereof with the Department of Labour, Internal Revenue Service or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Plan which is a defined benefit plan as defined in ERISA Section 3(35);

         (d) within ten Business Days after the request by the Agent therefor, after receipt by the Guarantor, any Subsidiary or any ERISA Affiliate of each actuarial report for any Plan which is a defined benefit as defined in Section 3(35) or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

         (e) within ten Business Days upon the occurrence thereof, notification of any increase in the benefits of any existing Plan (other than payroll practices) or the establishment of any new Plan (other than payroll practices) or the commencement of contributions to any Plan (other than payroll practices) to which the Guarantor, any Subsidiary or any ERISA Affiliate was not previously contributing except where the increased liability resulting therefrom could not reasonably exceed $1,000,000;

         (f) within ten Business Days after receipt by the Guarantor, any Subsidiary or any ERISA Affiliate of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer a Plan, copies of each such notice;

         (g) within ten Business Days after receipt by the Guarantor any Subsidiary or any ERISA Affiliate of any unfavourable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

         (h) within ten Business Days after receipt by the Guarantor, any Subsidiary or any ERISA Affiliate of a notice regarding the imposition of withdrawal liability under a Multiemployer Plan, copies of each such notice;

         (i) within three Business Days after the Guarantor, any Subsidiary or any ERISA Affiliate fail to make a required instalment payment in excess of $100,000 or any other required payment under Section 412 of the Internal Revenue Code (as calculated by the Plan actuary or as reflected in any Plan actuarial report available before the due date for such payment) to a Plan on or before the due date for such payment, a notification of such failure; and

         (j) within three Business Days after the Guarantor, any Subsidiary or any ERISA Affiliate knows (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan in each case where liability resulting therefrom could reasonably be expected to exceed $1,000,000, a written statement setting forth any such event or information.

         For purposes of this Clause 12.1.4, the Guarantor, any Subsidiary or any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Plan of which such entity is the plan sponsor. The Borrower shall establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, and all other Applicable Laws, and the regulations and interpretations thereunder other than to the extent that the Guarantor is in good faith contesting by appropriate proceedings the validity or implication of any such provision, law, rule, regulation or interpretation.

12.1.5 Other Reports: The Guarantor shall deliver to the Agent in sufficient copies for the Banks:

         (a) promptly upon the same becoming available, a copy of all registration statements and other periodic or special reports containing material information or developments regarding the Guarantor and its Subsidiaries which the Guarantor shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange; and

         (b)     promptly upon the mailing  thereof to the  shareholders  of the
                 Guarantor  generally,   copies  of  all  financial  statements,
                 reports and proxy statements so mailed.

12.1.6 Other Information: The Borrower and the Guarantor shall deliver to the Agent from time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Guarantor or its Subsidiaries as any Bank or the Agent may reasonably request.

12.2     Positive Undertakings

         Each of the Borrower and the Guarantor undertakes that during the Facility Period it shall, and it shall procure that each of its Subsidiaries shall:

         (a) Preservation of Existence and Similar Matters: preserve and maintain its respective existence, rights, franchises, licences and privileges in the jurisdiction of its formation and qualify and remain qualified and authorised to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorisation and where the failure to be so authorised and qualified would have a Material Adverse Effect;

         (b) Compliance with Applicable Law: comply with all Applicable Law, including the obtaining of all Governmental Approvals, if the failure to comply with which would have a Material Adverse Effect;

         (c) Pay Taxes and Claims: pay and discharge all Taxes and governmental charges payable by or assessed upon it and all lawful creditor claims prior to the date on which the same become overdue unless, and only to the extent that, such Taxes, charges and claims shall be contested in good faith by appropriate proceedings, pending determination of which payment may lawfully be withheld, and there shall be set aside adequate reserves with respect to any such Taxes, charges or claims so contested in accordance with GAAP;

         (d) Insurance: maintain insurance cover with reputable insurance companies in relation to its business and assets of a type and in an amount as is usual for prudent companies carrying on a business such as that carried on by it or as may be required by Applicable Law;

         (e)     Maintenance of Property:

                 (i) protect and preserve all of its material properties, including, but not limited to, copyrights, patents, trade names and trademarks, and maintain in good repair, working order and condition tangible properties; and

                 (ii) maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

         (f) Conduct of Business: at all times carry on its respective businesses in the same fields as engaged in on the date of this Agreement and not enter into any field of business not otherwise engaged in as of the date of this Agreement or otherwise reasonably related thereto;

         (g) Authorisations: obtain, maintain and comply with the terms of any authorisation, approval, licence and consent required:

                 (i) for the conduct of its business, trade and ordinary activities; and

                 (ii) to enable it to perform its obligations under, or for the validity, enforceability or admissibility in evidence of, any Financing Document;

         (h) Access:permit the Agent, the Banks and any person (being an accountant, auditor, solicitor, valuer or other professional adviser of the Agent or the Banks) authorised by the Agent or the Banks to have, at all reasonable times during normal business hours and on reasonable notice, access to the property, premises and accounting books and records of the Guarantor and any Subsidiary and to the officers of the Guarantor and any Subsidiary;

         (i) Ranking of obligations: ensure that its obligations under the Financing Documents shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness except for any obligations which are mandatorily preferred by law and not by contract;

         (j)     Use of Proceeds:

                 (i) use the proceeds of all Advances as specified in Clause 3.1; and

                 (ii) not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any "margin stock" within the meaning of Regulations G, U and X of the Board of Governors of the Federal Reserve System, or to extend credit to others for the purpose of purchasing or carrying any such margin stock; and

         (k) Environmental Matters: except as described in Clause 11.1.1(k) comply in all respects with all Environmental Laws the failure with which to comply would have a Material Adverse Effect. If the Guarantor or any of its Subsidiaries shall:

                 (i) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by the Guarantor or any of its Subsidiaries;

                 (ii) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Guarantor or any of its Subsidiaries alleging violations of any Environmental Law or requiring the Guarantor or any of its Subsidiaries to take any action in connection with the release of Hazardous Materials; or

                 (iii) receive any notice from a Governmental Authority or private party alleging that the Guarantor or any of its Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Material or any damages caused thereby, and such notices, individually or in the aggregate, could have a Material Adverse Effect, then the Guarantor shall provide the Agent and each Bank with a copy of such notice within 10 Business Days after the receipt thereof by the Guarantor or any of its Subsidiaries.

                 Within thirty days of the Borrower or the Guarantor learning of the enactment or promulgation of any Environmental Law which could have a Material Adverse Effect, it shall provide the Agent with notice thereof. The Guarantor shall, and shall cause its Subsidiaries to, promptly take all actions necessary to prevent the imposition of any Encumbrance on any of their respective properties arising out of or related to any Environmental Laws.

12.3     Negative Undertakings

         Each of the Borrower and the Guarantor undertakes that during the Facility Period it shall not and it shall procure that none of its Subsidiaries shall:

         (a) Negative Pledge: create or permit to subsist any Encumbrance over any of its revenues or assets other than Permitted Encumbrances;

         (b) Investment Acquisitions: (a) acquire or purchase, or permit any Subsidiary to acquire or purchase, any Business Unit or
                 (b) acquire, make or purchase, or permit any Subsidiary to acquire, make or purchase, any Investment or (c) permit any Investment of the Guarantor or any Subsidiary to be outstanding other than:

                 (i) Investments in Subsidiaries in existence of the date of this Agreement and disclosed in Schedule 4 and created or acquired after the date of this Agreement and, if the creation or acquisition of such Subsidiary is in connection with the acquisition or purchase of assets or share capital of another person, such transaction is permitted by subparagraph (vi) below;

                 (ii) Investments (other than in Subsidiaries) in existence on the date of this Agreement in excess of $100,000 and disclosed in the schedule titled Schedule 12.3(b)(ii) delivered to the Agent prior to the date of this Agreement;

                 (iii)   Investments in Cash Equivalents;

                 (iv) Indebtedness owing to the Guarantor by its Subsidiaries;

                 (v) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices;

                 (vi) the Guarantor, or any of its Subsidiaries, may acquire or purchase all or a portion of the assets or properties of another person or any Business Unit of another person and may acquire or purchase all or a controlling interest of the issued share capital of another person so long as the following conditions are satisfied: (A) that immediately prior to, and immediately after, the completion of such acquisition or purchase, no Default or Potential Default has occurred and is continuing; (B) the assets or person so purchased or acquired relate directly to a line or lines of business in which the Guarantor is currently engaged; and

                 (vii) other Investments in persons made by the Guarantor and its Subsidiaries from time to time PROVIDED THAT the aggregate amount of all cash and non-cash consideration (determined on a fair market value basis and net of all Transaction Costs) paid by the Guarantor and its Subsidiaries in such Investments shall not exceed $50,000,000 in any fiscal year;

         (c) Restricted Payments: declare or make, or permit any Subsidiary to declare or make, any Restricted Payment PROVIDED THAT (A) Subsidiaries may make Restricted Payments to the Guarantor and
                 (B) the Guarantor may make Restricted Payments in cash, subject to the satisfaction of each of the following conditions on the date of such Restricted Payment:

                 (i) no Default or Potential Default shall have occurred and be continuing, and

                 (ii) the aggregate amount of Restricted Payments made during the period commencing on 30th June 1996 to and including the last day of the fiscal quarter most recently ended prior to the date of such Restricted Payment shall not exceed 50 per cent. of the positive Consolidated Net Income (Loss), if any, of the Guarantor and its Subsidiaries for such period (treated for these purposes as a single accounting period on a cumulative basis),

                 PROVIDED FURTHER THAT redemptions by the Guarantor of shares of capital stock of the Guarantor that have been, or may be, made or declared on or after the date of this Agreement up to an aggregate amount of $200,000,000 less redemptions made since 1st January 1994 shall be excluded from the definition of the term "Restricted Payment" when determining whether a given Restricted Payment is permitted by this Clause 12.3(c);

         (d)     Merger, Consolidation, Sales of Assets and Other
                 Arrangements:

                 (i) enter into, or permit any Subsidiary to enter into, any transaction of merger or consolidation;

                 (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or permit any Subsidiary to do any of the foregoing; or

                 (iii) convey sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets, or the share capital of or other equity interests in any of its Subsidiaries, whether owned at or acquired after the date of this Agreement or permit any Subsidiary to do any of the foregoing PROVIDED THAT:

                         (A) Subsidiaries of the Guarantor may merge or consolidate with other Subsidiaries of the Guarantor;

                         (B) a Subsidiary may sell, transfer or dispose of its assets to the Guarantor or another Subsidiary of the Guarantor;

                         (C) the Guarantor or any Subsidiary may sell inventory in the ordinary course of business;

                         (D) the Guarantor and its Subsidiaries may sell property in transactions permitted under subparagraph (f);

                         (E) the Guarantor and its Subsidiaries may, during the Facility Period sell, transfer or dispose of up to 20 per cent. (determined on a consolidated basis) of the book value of their respective assets (including the share capital of any Subsidiaries) PROVIDED THAT sales, transfers or dispositions of assets already permitted by subparagraphs (B), (C) and (D) shall not count against such 20 per cent. test; and

                         (F) the Guarantor may merge or consolidate with any other corporation, PROVIDED THAT:

                                  (aa)    the Guarantor shall be the
                                          continuing or surviving corporation;

                                  (bb) immediately prior to such merger or consolidation and immediately after such merger or consolidation and after giving effect thereto, no Default or Potential Default is or would be in existence; and

                                  (cc) the nature or scope of business conducted by the person merging into the Guarantor shall be similar to or consistent with the nature or scope of business conducted by the Guarantor, as reasonably determined by the Agent and the Majority Banks;

         (e) Sale and Leaseback: enter into, or permit any Subsidiary to enter into, any sale and leaseback transaction covering any fixed or capital property, except for sale and leaseback transactions which collectively cover property the aggregate fair market value of which, as determined for each item of property as at the time such property became the subject of such a transaction, does not exceed 15 per cent. of Consolidated Tangible Net Worth, as determined on the date of the most recent sale and leaseback transaction;

         (f) Transactions with Affiliates: enter into, or permit any Subsidiary to enter into, any transaction including, without limitation, the purchase, sale, leasing or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Guarantor or with any officer, director or employee of the Guarantor or any Subsidiary, except:

                 (i) the transactions and agreements described in Clause 11.1.1(r) and any renewals, replacements or extensions thereof;

                 (ii) that such persons may render services to the Guarantor or its Subsidiaries for compensation at the same rates generally paid by persons engaged in the same or similar business for the same or similar services; and

                 (iii) in the ordinary course of and pursuant to the reasonable requirements of the Guarantor's (or any Subsidiary's) business consistent with past practice of the Guarantor and its Subsidiaries and upon fair and reasonable terms no less favourable to the Guarantor (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a person not an Affiliate;

         (g) Operating Leases: enter into or remain or become liable upon, or permit any Subsidiary to enter into or remain or become liable upon, any operating lease (other than intercompany leases between the Guarantor and its Subsidiaries) if the aggregate amount of all rents paid by the Guarantor and its Subsidiaries under all such leases would exceed $35,000,000 in any fiscal year;

         (h) Plans: neither the Guarantor nor any Subsidiary of the Guarantor shall:

                 (i) permit the occurrence of any Termination Event which would result in a liability to any of the Guarantor or the Borrower or ERISA Affiliate in excess of $10,000,000;

                 (ii) permit the present value of all benefit liabilities under all Plans to exceed the current value of the assets of such Plans allocable to such liabilities by more than $10,000,000;

                 (iii) permit any accumulated funding deficiency in excess of $10,000,000 (as defined in Section 302 of ERISA and
                         Section 412 of the Internal Revenue Code) with respect to any Plan, whether or not waived;

                 (iv) fail to make any contribution or payment to any Multiemployer Plan which any of the Guarantor or the Borrower or ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $10,000,000;

                 (v) engage, or permit any of the Guarantor or the Borrower or ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Internal Revenue Code in excess of $10,000,000 is imposed;

                 (vi) permit the establishment of any Plan providing post-retirement welfare benefits or establish or amend any Plan which establishment or amendment could result in liability to any of the Guarantor or the Borrower or ERISA Affiliate or increase the obligation of any of the Guarantor or the Borrower or ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to any of the Guarantor or the Borrower or ERISA Affiliate; or

                 (vii) fail, or permit any of the Guarantor or the Borrower or ERISA Affiliate to fail, to establish, maintain and operate each Plan in accordance in all material respects with the provisions of ERISA, the Internal Revenue Code and all other applicable laws and the regulations and interpretations thereof;

         (i) Fiscal Year: change the fiscal year end of the Guarantor from 30th December and the Financial Year end of the Borrower from 31st December;

         (j) Subordinated Debt Prepayments/Amendments: prepay any principal of, or accrued interest on, any Subordinated Debt or otherwise make any voluntary or optional payment with respect to any principal of, or accrued interest on, any Subordinated Debt prior to the originally scheduled maturity date thereof or otherwise redeem or acquire for value any Subordinated Debt or permit any Subsidiary to do any of the foregoing. Further, the Guarantor shall not, or permit any Subsidiary to, amend or modify, or permit the amendment or modification of, any agreement or instrument evidencing any Subordinated Debt where such amendment or modification provides for the following or which has any of the following effects:

                 (i) increases the rate of interest accruing on such Subordinated Debt;

                 (ii) increases the amount of any scheduled instalment of principal or interest, or shortens the date on which any such instalment or principal or interest becomes due;

                 (iii) shortens the final maturity date of such Subordinated Debt;

                 (iv)    increases the principal amount of such Subordinated
                         Debt;

                 (v) amends any financial or other covenant contained in any document or instrument evidencing any Subordinated Debt in a manner which is more onerous to the Guarantor or such Subsidiary or which requires the Guarantor or such Subsidiary to improve its financial performance;

                 (vi) provides for the payment of additional fees or the increase in existing fees; or

                 (vii)   otherwise would have a Material Adverse Effect; or

         (k) Indebtedness: incur any Indebtedness other than Permitted Indebtedness.

12.4     Financial Undertakings

12.4.1   The Guarantor undertakes to ensure that:

         (a) EBIT to Interest Ratio: in respect of each fiscal quarter of the Guarantor, the Consolidated EBIT to Interest Ratio shall not be less than 3.00 to 1.00;

         (b) Minimum Tangible Net Worth: as of the end of each fiscal quarter of the Guarantor, its Consolidated Tangible Net Worth shall not be less than the sum of:

                 (i) 90 per cent. of its Consolidated Tangible Net Worth as of 29th June 1996 plus

                 (ii) 50 per cent. of the cumulative Consolidated Net Income (Loss) of the Guarantor earned after 29th June 1996 plus

                 (iii) the aggregate net proceeds received by the Guarantor and its Subsidiaries from any sale or issuance of any shares, interests, warrants, participations or other equity instruments of the Guarantor or its Subsidiaries occurring after 29th June 1996 minus

                 (iv) the aggregate amount of all cash and non-cash consideration paid by the Guarantor and its Subsidiaries in connection with any redemption or retirement of any shares, interests, warrants, participations or other equity instruments of the Guarantor and its Subsidiaries occurring after 29th June 1996, it being understood that (x) any equity issuance net proceeds received by, or redemption or retirement consideration paid to, a Subsidiary from the Guarantor or vice-versa shall not be included in determining the amounts described in items (iii) and (iv) above, (y) for purposes of determining the amount of non-cash consideration paid by the Guarantor and its Subsidiaries in connection with any redemption or retirement of any equity instruments, the fair market value of such consideration shall be used or, if such non-cash consideration is in the form of a note or other debt security, the amount of non-cash consideration shall be deemed to be the original principal amount of the note or debt security and (z) the ability of the Guarantor and its Subsidiaries to redeem or retire shares or other equity instruments shall continue to be subject to Clause 12.3(c); and

         (c) Funded Debt to EBITDA: at all times during the Facility Period the Consolidated Funded Debt to EBITDA Ratio shall not exceed 3.50 to 1.00.

12.4.2 The Borrower undertakes to ensure that it shall at all times have a positive Consolidated Net Worth.


13.      DEFAULT

13.1     Default

         Each of the following shall be a Default:

         (a) Non-payment: the Borrower does not pay on the due date any amount payable by it under this Agreement at the place at and in the currency and funds in which it is expressed to be payable unless the failure to pay such amount is due solely to administrative or technical delays in the transmission of funds which are not the fault of the Borrower and such amount is paid within 3 Business Days after its due date for payment; or

         (b) Other defaults: the Borrower or the Guarantor breaches any of its obligations under any Financing Document (other than the obligations referred to in Clause 13.1(a)) and, if that breach is capable of remedy, it is not remedied within 30 days after notice of that breach has been given by the Agent to the Borrower; or

         (c) Breach of representation or warranty: any representation, warranty or statement made or deemed to be repeated by the Borrower or the Guarantor under any Financing Document or in any document delivered by or on behalf of the Borrower under or in connection with any Financing Document is incorrect when made or deemed to have been repeated; or

         (d) Unlawfulness or repudiation: it is unlawful for the Borrower or the Guarantor to perform or comply with, or the Borrower or the Guarantor repudiates, any of its obligations under any Financing Document; or

         (e) Cross-default: any Indebtedness of the Borrower or the Guarantor (including, for the avoidance of doubt but without limitation, Indebtedness under the $600 Million Credit Agreement):

                 (i) is not paid when due or within any applicable grace period; or

                 (ii) is declared to be or otherwise becomes due and payable prior to its specified maturity,

                 or any creditor or creditors of the Borrower or the Guarantor become entitled to declare any Indebtedness due and payable prior to its specified maturity and the aggregate amount of such Indebtedness of the Borrower and the Guarantor exceeds $20,000,000; or

         (f) Attachment or distress: a creditor or encumbrancer attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the revenues or assets of the Borrower or the Guarantor (having a value of at least $10,000,000) and such process is not discharged within 30 days; or

         (g) Enforcement of security: any Encumbrance over any of the revenues or assets of the Guarantor, the Borrower or any other Subsidiary becomes enforceable; or

         (h) Inability to pay debts: the Guarantor, the Borrower or any other Subsidiary:

                 (i) suspends payment of its debts or is unable or admits its inability to pay its debts as they fall due; or

                 (ii) begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its Indebtedness; or

                 (iii) proposes or enters into any composition or other arrangement for the benefit of its creditors generally or any class of creditors; or

         (i) Insolvency proceedings: any person takes any action or any legal proceedings are started or other steps taken (including the presentation of a petition) for:

                 (i) the Guarantor, the Borrower or any other Subsidiary to be adjudicated or found insolvent; or

                 (ii) the winding-up or dissolution of the Guarantor, the Borrower, or any other Subsidiary (other than in connection with a solvent reconstruction, the terms of which have been previously approved in writing by the Majority Banks) other than a winding-up petition which is proved to the satisfaction of the Majority Banks to be frivolous or vexatious and which is, in any event, discharged within 14 days of its presentation or, if earlier, the date on which it is advertised; or

                 (iii) the appointment of a trustee, receiver, administrative receiver or similar officer in respect of the Guarantor, the Borrower or any other Subsidiary or any of its revenues or assets; or

         (j) Adjudication or appointment: any adjudication, order or appointment is made under or in relation to any of the proceedings referred to in Clause 13.1(i); or

         (k) Administration order: an application is made to the court for an administration order under the Insolvency Act 1986 with respect to the Guarantor, the Borrower or any other Subsidiary; or

         (l) Analogous proceedings: any event occurs or proceeding is taken with respect to the Guarantor, the Borrower or any other Subsidiary in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in Clauses 13.1(f), (h), (i), (j) or (k); or

         (m) Cessation of business: the Guarantor, the Borrower or any other Subsidiary suspends, ceases or threatens to suspend or cease to carry on all or a substantial part of its business; or

         (n) Judgment: a final judgment or order for the payment of money in excess of $10,000,000 in aggregate (exclusive of judgment amounts to the extent covered by insurance where a claim has been submitted and the insurer has not conceded liability in respect of such judgment) or in excess of $25,000,000 in aggregate (regardless of insurance coverage) or that has a Material Adverse Effect shall be rendered by one or more Governmental Authorities having jurisdiction and such judgment or order shall continue for a period or 30 days without being stayed or dismissed through appropriate appellate proceedings; or

         (o)     Change of control and management:

                 (i) if any person (or two or more persons acting in concert) shall acquire "beneficial ownership" within the meaning of Rule 13d-3 of the Securities and Exchange Act 1934, as amended, directly or indirectly, capital stock or securities of the Guarantor representing 20 per cent. or more of the aggregate voting power of all classes of capital stock and securities of the Guarantor entitled to vote for the election of directors;

                 (ii) the Borrower ceases to be a wholly owned Subsidiary of the Guarantor; or

                 (iii) during any twelve month period (commencing both before and after the Agreement), individuals who at the beginning of such period were directors of the Guarantor shall cease for any reason (other than death or mental or physical disability) to constitute a majority of the board of directors of the Guarantor; or

         (p) Default under Hedging Obligations: the failure of the Guarantor or any Subsidiary to pay or perform when due any Hedging Obligations and the continuance of such failure for a period of 10 days after receipt of a notice of such failure from the person to whom such Hedging Obligations are owed; or

         (q) Material Adverse Effect: any event or series of events occur which, in the opinion of the Majority Banks, has or could reasonably be expected to have a Material Adverse Effect.

13.2     Acceleration

         If a Default occurs and remains unremedied the Agent may, and shall if so instructed by the Majority Banks, by notice to the Borrower:

         (a) cancel the Facility and require the Borrower immediately to repay the Loan together with accrued interest and all other sums payable under this Agreement, whereupon they shall become immediately due and payable; or

         (b) place the Facility on demand, whereupon the Loan together with accrued interest and all other sums payable under this Agreement shall become repayable on demand made by the Agent on the instructions of the Majority Banks.

         Upon the service of any such notice by the Agent the Banks' obligations under this Agreement shall be terminated and the Commitment of each Bank shall be cancelled and reduced to zero.


14.      SET-OFF

         The Agent and each Bank may set off any matured obligation owed by the Borrower under any Financing Document against any obligation (whether or not matured) owed by the Agent or the relevant Bank to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Agent or the relevant Bank may convert either obligation at the spot rate of exchange of the Agent or the relevant Bank, as the case may be, for the purpose of the set-off.


15.      PRO RATA SHARING

15.1     Redistribution

         If any Bank (the "Sharing Bank") shall at any time obtain (whether by way of voluntary or involuntary payment, right of set-off, or otherwise) a proportion in respect of its Participation in any sum due from the Borrower under this Agreement which is greater than the proportion thereof obtained by the Bank or Banks obtaining the smallest proportion of its or their Participation in such sum, including a nil receipt, (the amount so obtained by the Sharing Bank which represents such excess being called the "excess amount") then:

         (a) the Sharing Bank shall immediately notify the Agent of the excess amount;

         (b) the Sharing Bank shall promptly pay to the Agent, for the account of the Banks, an amount equal to the excess amount, whereupon the Agent shall notify the Borrower of such amount and its receipt by the Agent;

         (c) the Agent shall treat such payment as if it were a payment by the Borrower on account of sums owed to the Banks; and

         (d) as between the Borrower and the Sharing Bank the excess amount shall be treated as not having been paid, while as between the Borrower and each Bank it shall be treated as having been paid to the extent any moneys are received by such Bank.

15.2     Legal proceedings

         Notwithstanding Clause 15.1, no Sharing Bank shall be obliged to share any excess amount which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other Bank which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights, unless the proceedings instituted by the Sharing Bank are instituted by it without prior notice having been given to such Bank through the Agent and an opportunity to such Bank to join in such proceedings.

15.3     Reversal of redistribution

         If any excess amount subsequently has to be wholly or partly refunded to the Borrower by a Sharing Bank which has paid an amount equal to that excess amount to the Agent under Clause 15.1, each Bank to which any part of that amount was distributed shall on request from the Sharing Bank repay to the Sharing Bank such Bank's pro rata share of the amount which has to be so refunded by the Sharing Bank.

15.4     Information

         Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this Clause 15.


16.      THE AGENT, THE ARRANGER AND THE BANKS

16.1     Appointment and duties

16.1.1 Each Bank irrevocably appoints the Agent to act as its agent in connection with this Agreement and the Parent Guarantee and irrevocably authorises the Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Financing Documents together with any other incidental rights, powers and discretions.

16.1.2 The Agent shall have no duties or responsibilities except those expressly set out in the Financing Documents. As to any matters not expressly provided for, the Agent shall act in accordance with the instructions of the Majority Banks (but in the absence of any such instructions shall not be obliged to act). Any such instructions, and any action taken by the Agent in accordance with those instructions, shall be binding upon all the Banks.

16.1.3   The Agent may:

         (a) act in an agency, trustee, fiduciary or other capacity on behalf of any other banks or financial institutions providing facilities to the Guarantor, the Borrower or any other Subsidiary or any Affiliate, as freely in all respects as if it had not been appointed to act as agent for the Banks under this Agreement and without regard to the effect on the Banks of acting in such capacity; and

         (b) subscribe for, hold, be beneficially entitled to or dispose of shares or securities, or options or other rights to and interests in shares or securities in the Guarantor, the Borrower or any other Subsidiary or any Affiliate (in each case, without liability to account).

16.1.4 For so long as NationsBank, N.A., London Branch is the Agent, the Loans Agency Department of NationsBank, N.A., London Branch shall be treated as a separate entity from any other division or department of the Agent. In particular, if any of the Agent's divisions or departments (including its Loans Agency Department) should act for the Guarantor, the Borrower or any other Subsidiary in any capacity (whether as bankers or otherwise) in relation to any other matter, any information given by the Guarantor, the Borrower or any other Subsidiary to any such division or department may be treated as confidential and the Agent shall, as between itself and the Banks, not be obliged to disclose the same to any Bank or any other person.

16.2     Payments

16.2.1 The Agent shall promptly account to the Lending Office of each Bank for such Bank's due proportion of all sums received by the Agent for such Bank's account, whether by way of repayment or prepayment of principal or payment of interest, fees or otherwise.

16.2.2 The Agent shall maintain a memorandum account showing the principal amount of each Advance outstanding under this Agreement and the amount of each Bank's Participation in the Loan.

16.2.3 Each Bank confirms in favour of the Agent that, unless it notifies the Agent to the contrary, it will be the beneficial owner of any interest paid to it under this Agreement.

16.3     Default

         The Agent shall not be obliged to monitor or enquire as to whether or not a Default or Potential Default has occurred. The Agent shall be entitled to assume that no Default or Potential Default has occurred unless it receives express notice to the contrary from the Borrower or any Bank describing the Default or Potential Default or unless it is aware of a payment default under this Agreement, in which case it shall promptly notify each Bank.

16.4     Reliance

         The Agent may:

         (a) rely on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed; and

         (b) engage, pay for and rely on the advice of any professional advisers selected by it given in connection with the Financing Documents or any of the matters contemplated by the Financing Documents, and shall not be liable to any Party for any of the consequences of such reliance.

16.5     Legal proceedings

16.5.1 The Agent shall not be obliged to take or commence any legal action or proceeding against the Borrower or any other person arising out of or in connection with the Financing Documents until it shall have been indemnified or secured to its satisfaction against all costs, claims and expenses (including any costs award which may be made against it as a result of any such legal action or proceeding not being successful) which it may expend or incur in such legal action or proceeding.

16.5.2   The Agent may refrain  from doing  anything  which might in its opinion
         constitute   a  breach   of  any  law  or  any  duty  of   secrecy   or
         confidentiality or be otherwise actionable at the suit of any person.

16.6     No liability

16.6.1 Neither the Arranger, the Agent nor any of its officers, employees or agents shall be liable for any action taken or not taken by it or any of them under or in connection with the Financing Documents unless directly caused by its or their gross negligence or wilful misconduct.

16.6.2 The Arranger or the Agent shall not be responsible for any statements, representations or warranties in the Financing Documents or for any information supplied or provided to any Bank by the Arranger or the Agent in respect of the Borrower or any other person or for any other matter relating to the Financing Documents or for the execution, genuineness, validity, legality, enforceability or sufficiency of such documents or any of the other documents referred to in the Financing Documents or for the recoverability of all or any of the Advances or any of the other sums to become due and payable under the Financing Documents.

16.7     Credit decisions

16.7.1   Each Bank:

         (a) acknowledges that it has, independently and without reliance on the Arranger or the Agent, made its own analysis of the transaction contemplated by, and reached its own decision to enter into, this Agreement and made its own investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Borrower, the Guarantor and any other surety for the Borrower's obligations; and

         (b)     agrees  that it  shall  continue  to make  its own  independent
                 appraisal  of  the   creditworthiness  of  the  Borrower,   the
                 Guarantor and any other surety for the Borrower's obligations.

16.7.2 Each Bank agrees that it shall, independently and without reliance on the Arranger or the Agent, make its own decision to take or not take action under the Financing Documents.

16.8     Information

16.8.1 The Agent shall provide the Banks with all information and copies of all notices which by the terms of this Agreement are to be provided or given to the Banks.

16.8.2 Save as specifically provided in this Agreement, the Agent shall not be under any duty or obligation:

         (a) either initially or on a continuing basis, to provide any Bank with any credit information or other information with respect to the financial condition of the Borrower or the Guarantor or which is otherwise relevant to the Facility; or

         (b) to request or obtain any certificate, document or information from the Borrower or the Guarantor unless specifically requested to do so by a Bank in accordance with this Agreement.

16.9     Relationship with Banks

16.9.1 In performing its functions and duties under this Agreement, the Agent shall act solely as the agent for the Banks and save as expressly provided in the Financing Documents shall not be deemed to be acting as trustee for any Bank and shall not assume or be deemed to have assumed any obligation as agent or trustee for, or any relationship of agency or trust with, the Borrower or the Guarantor.

16.9.2 Neither the Arranger, the Agent nor any Bank shall be under any liability or responsibility of any kind to the Borrower or the Guarantor or any other Bank arising out of or in relation to any failure or delay in performance or breach by the Borrower or any other Bank of any of its or their respective obligations under the Financing Documents.

16.10    Agent's position

16.10.1 With respect to its own Participation in the Loan (if any), the Agent shall have the same rights and powers under and in respect of the Financing Documents as any other Bank and may exercise those rights and powers as though it were not also acting as agent for the Banks. The Agent may, without liability to account, accept deposits from, lend money to and generally engage in any kind of banking, finance or trust business with or for the Borrower or the Guarantor as if it were not the agent for the Banks under any Financing Documents.

16.10.2 The Agent may retain for its own use and benefit (and shall not be liable to account to any Bank for all or any part of) any sums received by it by way of agency or management or arrangement fees or by way of reimbursement of expenses incurred by it.

16.11    Indemnity

         Each Bank shall immediately on demand indemnify the Agent (to the extent not reimbursed by the Borrower) rateably according to that Bank's Participation in the Loan (or, if no Advance shall then be outstanding, its Commitment) from and against all liabilities, losses and expenses of any kind or nature whatsoever (except in respect of any agency, management or other fee due to the Agent) which may be incurred by the Agent in its capacity as agent or trustee for the Banks or in any way relating to or arising out of the Financing Documents or any action taken or omitted by the Agent in enforcing or preserving the rights of the Banks or the Agent under the Financing Documents, provided that no Bank shall be liable for any portion of such liabilities, losses or expenses resulting from the Agent's gross negligence or wilful misconduct.

16.12    Resignation

16.12.1 The Agent may resign by giving at least 60 days' notice to the Borrower and each Bank. Upon receipt of a notice of resignation the Borrower and the Majority Banks may appoint any bank or other financial institution as successor Agent.

16.12.2 If no bank or other financial institution selected by the Borrower and the Majority Banks shall have accepted such appointment within 20 days after the Agent has given a notice of resignation then the Majority Banks may, after consultation with the Borrower, appoint any bank or other financial institution as successor Agent.

16.12.3 If no bank or other financial institution selected by the Majority Banks shall have accepted such appointment within 40 days after the Agent has given a notice of resignation then the resigning Agent may, after consultation with the Borrower, appoint any bank or other financial institution with an office in London as successor Agent.

16.12.4 The resignation of the Agent and the appointment of any successor Agent shall both become effective only upon the successor Agent notifying the retiring Agent, the Borrower and each Bank that it accepts its appointment. On such notification:

         (a) the resigning Agent shall be discharged from its obligations and duties as Agent under the Financing Documents but it shall continue to be able to rely on the provisions of this Clause 16 in respect of all matters relating to the period of its appointment; and

         (b) the successor Agent shall assume the role of Agent and shall have all the rights, powers, discretions and duties which the Agent has under the Financing Documents.

16.12.5 The resigning Agent shall make available to the successor Agent all records and documents held by it as Agent, and shall co-operate with the successor Agent to ensure an orderly transition.

16.13    Change of office

         The Agent may at any time in its sole discretion by notice to the Borrower and each Bank designate a different office in the United Kingdom from which its duties as the Agent will be performed.


17.      FEES AND EXPENSES

17.1     Expenses

         The Borrower shall on demand pay all reasonable expenses incurred (including legal, valuation and accounting fees), and any VAT on those expenses:

         (a) by the Agent or the Arranger in connection with the negotiation, preparation and execution of the Financing Documents and the other documents contemplated by the Financing Documents;

         (b) by the Agent or the Banks in connection with the granting of any release, waiver or consent or in connection with any amendment or variation of any Financing Document;

         (c)by the Agent in connection with the syndication of the Facility;
         and

         (d) by the Agent or the Banks in enforcing, perfecting, protecting or preserving (or attempting so to do) any of their rights, or in suing for or recovering any sum due from the Borrower or any other person under any Financing Document, or in investigating any possible Default.

17.2     Arrangement and agency fees

         The Borrower shall pay to the Arranger and the Agent arrangement and agency fees in accordance with the terms of the Fees Letter. For the avoidance of doubt, all liabilities and obligations of the Borrower under the Fees Letter shall be deemed to be incurred under this Agreement.

17.3     Facility fee

17.3.1 The Borrower agrees to pay to the Agent for the account of each Bank a facility fee for the Facility Period on the Total Commitments. The facility fee shall be calculated on a percentage per annum basis using the percentage rates set out below corresponding to the Consolidated Funded Debt to EBITDA Ratio in effect at such time:

         Consolidated Funded Debt to EBITDA Ratio         Fee
                                                           %

         Greater than 3.25 to 1.00                        0.15
         Less than or equal to 3.25 to 1.00 but greater   0.15
                  than 2.75 to 1.00
         Less than or equal to 2.75 to 1.00               0.10

17.3.2 The facility fee shall be determined on a quarterly basis commencing with the fiscal quarter ending on 30th September 1996. The Consolidated Funded Debt to EBITDA Ratio set out in each relative compliance certificate required to be delivered to the Agent pursuant to Clause 12.1.2(c) shall be used to determine the facility fee unless the Agent (acting reasonably) considers the calculation of such ratio in the compliance certificate to be incorrect. In such case, the Agent shall consult with the Guarantor to agree the facility fee. The decision of the Agent shall be conclusive and binding, save in the case of manifest error.

17.3.3 Any adjustment to the facility fee shall be effective from the first day of the fiscal quarter next following the fiscal quarter in which the Agent receives the compliance certificate and quarterly (or annual) financial statements which are required to be delivered to the Agent.

17.3.4 Notwithstanding the provisions of Clauses 17.3.1, 17.3.2 and 17.3.3, for the period from the date of this Agreement to and including 30th September 1996, the facility fee shall be 0.10 per cent. per annum. Thereafter, the facility fee shall be adjusted from time to time as set forth above.

17.3.5 The facility fee shall be payable in arrears on each 31st March, 30th June, 30th September and 31st December in each year and on the Final Maturity Date or on the date the Commitments are otherwise reduced to zero and shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

17.4     Documentary Taxes indemnity

         All stamp, documentary, registration or other like duties or Taxes, including any penalties, additions, fines, surcharges or interest relating to those duties and Taxes, which are imposed or chargeable on or in connection with any Financing Document shall be paid by the Borrower. The Agent shall be entitled but not obliged to pay any such duties or Taxes (whether or not they are its primary responsibility). If the Agent does so the Borrower shall on demand indemnify the Agent against those duties and Taxes and against any costs and expenses incurred by the Agent in discharging them.

17.5     VAT

17.5.1 All payments made by the Borrower under the Financing Documents are calculated without regard to VAT. If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply (whether that supply is taxable pursuant to the exercise of an option or otherwise) by the Agent or a Bank, the amount of that payment shall be increased by an amount equal to the amount of VAT which is chargeable in respect of the taxable supply in question.

17.5.2 No payment or other consideration to be made or furnished to the Borrower by the Agent or a Bank pursuant to or in connection with any Financing Document or any transaction or document contemplated in any Financing Document may be increased or added to by reference to (or as a result of any increase in the rate of) any VAT which shall be or may become chargeable in respect of any taxable supply.

17.6     Indemnity payments

         Where in any Financing Document the Borrower has an obligation to indemnify or reimburse the Agent or a Bank in respect of any loss or payment, the calculation of the amount payable by way of indemnity or reimbursement shall take account of the likely Tax treatment in the hands of the Agent or the relevant Bank, as the case may be (as determined by the relevant party's auditors) of the amount payable by way of indemnity or reimbursement and of the loss or payment in respect of which that amount is payable.


18.      AMENDMENTS AND WAIVERS

18.1     Majority Banks

18.1.1 Subject to Clause 18.2, any term of any Financing Document may be amended or waived with the written agreement of the Borrower, the Guarantor, the Majority Banks and the Agent. The Agent may effect, on behalf of the Majority Banks, an amendment or waiver to which the Majority Banks have agreed.

18.1.2 The Agent shall promptly notify the Borrower and each Bank of any amendment or waiver effected under Clause 18.1.1 and any such amendment or waiver shall be binding on the Borrower, the Guarantor and each Bank.

18.2     All Banks

         Any amendment or waiver which relates to:

         (a)     the definition of "Majority Banks" in Clause 1.1;

         (b) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under any Financing Document;

         (c)     an increase in a Bank's Commitment;

         (d) a term of any Financing Document which expressly requires the consent of each Bank;

         (e)     Clause 6, 7, 8 or 15 or this Clause 18; or

         (f)     the Parent Guarantee,

         may not be effected without the written consent of the Banks.

18.3     No implied waivers; remedies cumulative

         The rights of the Agent and each Bank under the Financing Documents:

         (a)     may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)     may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.


19.      MISCELLANEOUS

19.1     Severance

         If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not effect:

         (a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

         (b) the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

19.2     Counterparts

         This Agreement may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

19.3     Entire agreement

         This Agreement in conjunction with the Fees Letter constitutes the entire agreement between the Parties in relation to the Facility and supersedes all previous proposals, agreements and other written and oral communications in relation to the Facility.


20.      NOTICES

20.1     Method

         Each notice or other communication to be given under this Agreement shall be given in writing in English and, unless otherwise provided, shall be made by telex, fax or letter.

20.2     Delivery

         Any notice or other communication to be given by one Party to another under this Agreement shall (unless one Party has by 15 days' notice to the other Party specified another address) be given to that other Party, in the case of the Borrower and the Agent, at the respective addresses given in Clause 20.3, and in the case of the Banks, at the respective addresses given in Schedule 1 or, as the case may be, the schedule to its relevant Transfer Certificate.

20.3     Addresses

         The address and fax number of the Borrower, the Guarantor and Agent are:

         (A)the Borrower:

                 Carpets International (UK) PLC
                 Toftshaw Lane
                 Bradford
                 West Yorkshire
                 BD4 6QW

                 Attention:  Archie W. Barfield
                 Fax:        0127 468 1408

         (B)the Guarantor:

                 Shaw Industries, Inc.
                 616 East Walnut Avenue
                 Dalton
                 Georgia 30720

                 Attention:  Kenneth G. Jackson
                 Fax:        001 706 275 1985

         (C)the Agent:

                 NationsBank, N.A., London Branch
                 New Broad Street House
                 35 New Broad Street
                 London EC2M 1NH

                 Attention:  Sofie Oscarsson
                 Fax:        0171 628 8692

20.4     Deemed receipt

20.4.1 Any notice or other communication given by the Agent shall be deemed to have been received:

         (a) if sent by fax, with a confirmed receipt of transmission from the receiving machine, on the day on which transmitted;

         (b) in the case of a written notice given by hand, on the day of actual delivery; and

         (c) if posted, on the second Business Day or, in the case of airmail, the fifth Business Day following the day on which it was despatched by first class mail postage prepaid or, as the case may be, airmail postage prepaid, provided that a notice given in accordance with the above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall only be deemed to have been received on the next Business Day.

20.4.2 Any notice or other communication given to the Agent shall be deemed to have been given only on actual receipt.

20.5     Notices through Agent

         Any notice or other communication from or to the Borrower or the Guarantor under this Agreement shall be sent through the Agent.


21.      ASSIGNMENTS AND TRANSFERS

21.1     Benefit of Agreement

         This Agreement shall be binding upon and enure to the benefit of each Party and its successors and assigns.

21.2     Assignments and transfers by Borrower

         Neither the Borrower nor the Guarantor shall be entitled to assign or transfer any of its rights or obligations under this Agreement.

21.3     Assignments by Banks

         Any Bank may, following the approval of the Agent, the Borrower and the Guarantor (which approval shall (i) not be unreasonably withheld or delayed and (ii) shall not be required during the existence of a Default), assign any of its rights and benefits under any Financing Document to another bank or other financial institution PROVIDED THAT such assignment relates to a Commitment or Participation of not less than $10,000,000 (or such lesser amount as is equal to the entire amount of the Commitment being assigned) and until the assignee has confirmed to the Agent and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been a party to this Agreement as a Bank, the Agent and the other Banks shall not be obliged to recognise the assignee as having the rights against each of them which it would have had if it had been such a Party.

21.4     Transfers by Banks

21.4.1 Any Bank may, following the approval of the Agent, the Borrower and the Guarantor (which approval shall (i) not be unreasonably withheld or delayed and (ii) shall not be required during the existence of a Default) transfer, in accordance with this Clause 21.4, any of its rights and obligations under any Financing Document PROVIDED THAT such transfer relates to a Commitment or Participation of not less than $10,000,000 (or such lesser amount as is equal to the entire amount of the Commitment being transferred).

21.4.2 If any Bank (the "Existing Bank") wishes to transfer all or any part of its Commitment or Participation in the Facility to another bank or other financial institution (the "Bank Transferee"), such transfer may be effected by way of a novation by the delivery to, and the execution by, the Agent of a duly completed Transfer Certificate.

21.4.3   On the date specified in the Transfer Certificate:

         (a) to the extent that in the Transfer Certificate the Existing Bank seeks to transfer its Commitment or Participation in the Loan, the Borrower, the Guarantor and the Existing Bank shall each be released from further obligations to each other under this Agreement and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause 21.4.3 as "Discharged Rights and Obligations");

         (b) the Borrower, the Guarantor and the Bank Transferee shall each assume obligations towards each other and/or acquire rights against each other which differ from the Discharged Rights and Obligations only insofar as the Borrower, the Guarantor and the Bank Transferee have assumed and/or acquired the same in place of the Borrower, the Guarantor and the Existing Bank; and

         (c) each of the Parties and the Bank Transferee shall acquire the same rights and assume the same obligations among themselves as they would have acquired and assumed had the Bank Transferee been a party under this Agreement as a Bank with the rights and/or the obligations acquired or assumed by it as a result of the transfer.

21.4.4 The Agent shall promptly complete a Transfer Certificate on request by an Existing Bank and upon payment by the Bank Transferee of a fee of $2,500 to the Agent (for the avoidance of doubt this fee shall be payable if the relative transfer is to either a Bank already party to this Agreement or to a new bank or financial institution). The Borrower, the Guarantor, the Arranger and each Bank irrevocably authorise the Agent to execute any duly completed Transfer Certificate on its behalf provided that such authorisation does not extend to the execution of a Transfer Certificate on behalf of either the Existing Bank or the Bank Transferee named in the Transfer Certificate.

21.4.5 The Agent shall promptly notify the Borrower of the receipt and execution on its and the Guarantor's behalf by the Agent of any Transfer Certificate.

21.5     Consequences of transfer

         The Borrower shall be under no obligation to pay any greater amount under this Agreement following an assignment or transfer by a Bank of any of its rights or obligations pursuant to this Clause 21 if, in the circumstances existing at the time of such assignment or transfer, such greater amount would not have been payable but for the assignment or transfer.

21.6     Sub-Participation

21.6.1 Each Bank may sub-participate (without the consent of any other Party) to one or more parties (each a "Sub-Participant") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment) PROVIDED THAT:

         (a) such Bank's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged;

         (b) such Bank shall remain solely responsible to the other Parties for the performance of such obligations;

         (c) the other Parties shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement;

         (d) such sub-participation shall not be in an amount less than $10,000,000 (unless it is to a Sub-Participant that is an Affiliate of the Bank); and

         (e) in no event shall a sub-participating Bank agree with the Sub-Participant to take or refrain from taking any action under this Agreement or under any other Financing Document except that such Bank may agree with the Sub-Participant that it will not, without the consent of the Sub-Participant agree to:

                 (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination of such Bank's Commitment;

                 (ii) extend the date fixed for the payment of principal or interest on the Loan or any portion of any fee payable to the Sub-Participant under this Agreement;

                 (iii)   reduce the amount of any such payment of principal;

                 (iv) reduce the rate at which interest is payable on Advances, or any fee under this Agreement payable to the Sub-Participant, to a level below the rate at which the Sub-Participant is entitled to receive such interest or fee; or

                 (v) alter the rights or obligations of the Borrower to prepay Advances.

21.6.2 The sub-participating Bank shall notify the Agent and the Borrower of any sub-participation hereunder except when such Sub-Participant that is an Affiliate of the sub-participating Bank.

21.7     Disclosure of information

         The  Agent  and  each  Bank  may  disclose  to  each  other,  to  their professional advisers and to any actual or potential assignee, transferee or sub-participant any information which the Agent or that Bank has acquired under or in connection with any Financing Document.


22.      INDEMNITIES

22.1     Breakage costs indemnity

         The Borrower shall indemnify each Bank on demand against any loss or expense (including any loss of Margin or any other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under this Agreement, any amount repaid or prepaid under this Agreement or any Advance) which that Bank has sustained or incurred as a consequence of:

         (a) an Advance not being made following the service of a Drawdown Notice (except as a result of the failure of that Bank to comply with its obligations under this Agreement);

         (b)     the operation of Clause 6.4;

         (c) the failure of the Borrower to make payment on the due date of any sum due under this Agreement;

         (d) the occurrence of any Default or the operation of Clause 13.2; or

         (e) any repayment of an Advance otherwise than on the last day of the Interest Period in relation to that Advance.

22.2     Currency indemnity

22.2.1 Any payment made to or for the account of or received by the Agent or any Bank in respect of any moneys or liabilities due, arising or incurred by the Borrower to the Agent or any Bank in a currency (the "Currency of Payment") other than the currency in which the payment should have been made under this Agreement (the "Currency of Obligation") in whatever circumstances (including as a result of a judgment against the Borrower) and for whatever reason shall constitute a discharge to the Borrower only to the extent of the Currency of Obligation amount which the Agent or that Bank, as the case may be, is able on the date of receipt of such payment (or if such date of receipt is not a Business Day, on the next succeeding Business Day) to purchase with the Currency of Payment amount at its spot rate of exchange (as conclusively determined by the Agent or that Bank) in the London foreign exchange market.

22.2.2 If the amount of the Currency of Obligation which the Agent or that Bank is so able to purchase falls short of the amount originally due to the Agent or that Bank, as the case may be, under this Agreement, then the Borrower shall immediately on demand indemnify the Agent or that Bank, as the case may be, against any loss or damage arising as a result of that shortfall by paying to the Agent or that Bank, as the case may be, that amount in the Currency of Obligation certified by the Agent or that Bank, as the case may be, as necessary so to indemnify it.

22.2.3 The indemnity in this Clause 22.2 shall constitute a separate and independent obligation from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under this Agreement or under any such judgment or order.

22.2.4 The certificate of the Agent or the relevant Bank as to the amount of any loss or damage sustained or incurred by it shall be conclusive and binding on the Borrower in the absence of manifest error.


23.      LAW AND JURISDICTION

23.1     Law

         This Agreement is governed by and shall be construed in accordance with English law.

23.2     Jurisdiction

23.2.1 The Parties agree that the courts of England shall have jurisdiction to settle any disputes which may arise in connection with any Financing Document and that any judgment or order of an English court in connection with any Financing Document is conclusive and binding on them and may be enforced against them in the courts of any other jurisdiction. This Clause 23.2.1 is for the benefit of the Agent and each Bank only and shall not limit the right of the Agent and each Bank to bring proceedings against the Borrower or the Guarantor in connection with any Financing Document in any other court of competent jurisdiction (including, without limitation, the Federal Court of the Northern District of Georgia or any state court located in Fulton County, Georgia in the United States of America) or concurrently in more than one jurisdiction.

23.2.2   The Borrower and the Guarantor each:

         (a) waives any objections which it may have to the English courts on the grounds of venue or forum non conveniens or any similar grounds as regards proceedings in connection with any Financing Document; and

         (b) consents to service of process by mail or in any other manner permitted by the relevant law.

23.3     Agent for service

         The Guarantor shall at all times maintain an agent for service of process in England. That agent shall be the Borrower at the address set out Clause 20.3(A). Any writ, summons, judgment or other notice of legal process shall be sufficiently served on the Guarantor if delivered  to that  agent  at its  address  for  the  time  being.  The
         Guarantor shall not revoke the authority of that agent. If for any reason any such agent no longer serves as agent of the Guarantor to receive service of process, the Guarantor shall promptly appoint another such agent and immediately advise the Agent of that appointment.


IN WITNESS whereof the Parties have caused this Agreement to be duly executed on the date set out above.

                                  SCHEDULE 1

                                   THE BANKS



Bank and Lending Office       Address for Notices            Commitment

NationsBank, N.A.,            For Credit Matters:            $50,000,000
London Branch
New Broad Street House        New Broad Street House
35 New Broad Street           35 New Broad Street
London EC2M 1NH               London EC2M 1NH

                              Attn:    John Humphreys
                              Fax:     0171 588 9150
                              Tel:     0171 282 2466

                              For Operations Matters:

                              New Broad Street House
                              35 New Broad Street
                              London EC2M 1NH

                              Attn:    Sofie Oscarsson
                              Fax:     0171 628 8892
                              Tel:     0171 860 3742


Lloyds Bank Plc               For Credit Matters:            $25,000,000
St George's House
PO Box 787                    St George's House
6-8 Eastcheap                 PO Box 787
London EC3M 1LL               6-8 Eastcheap
                              London EC3M 1LL

                              Attn:    Nigel Robinson
                              Fax:     0171 418 3220
                              Tel:     0171 418 3522

                              For Operations Matters:

                              Loans Administration
                              Bank House
                              Wine Street
                              Bristol BS1 2AN

                              Attn:    Ted Roylance
                              Fax:     0117 923 3367
                              Tel:     0117 923 3346

SunTrust Bank, Atlanta        For Credit Matters:            $20,000,000
25 Park Place
Mail Code 126                 25 Park Place
Atlanta, GA 30303             Mail Code 126
                              Atlanta, GA 30303

                              Attn:    Brad Staples
                              Fax:     001 404 588 8833
                              Tel:     001 404 230 5099

                              For Operations Matters:

                              25 Park Place
                              Mail Code 126
                              Atlanta, GA 30303

                              Attn:    Jennifer Flores
                              Fax:     001 404 588 8123
                              Tel:     001 404 827 6348

Wachovia Bank of Georgia,     For Credit Matters:            $30,000,000
N.A.
191 Peachtree Street N.E.     191 Peachtree Street N.E.
Atlanta, GA 30303             Atlanta, GA 30303-1757

                              Attn:    Stuart Bondurant
                              Fax:     001 404 332 6920
                              Tel:     001 404 332 5755

                              For Operations Matters:

                              191 Peachtree Street N.E.
                              Atlanta, GA 30303-1757

                              Attn:    R. Hix
                              Fax:     001 404 332 6920
                              Tel:     001 404 332 6559

                                  SCHEDULE 2

                             CONDITIONS PRECEDENT


1.       A Certified Copy of:

         (a) the certificate of incorporation (and any relevant certificate of incorporation on change of name) of the Borrower; and

         (b)     the memorandum and articles of association of the Borrower.

2.       A Certified Copy of:

         (a) a certificate of existence or other good standing certificate issued by the Secretary of State of Georgia in relation to the Guarantor;

         (b) certificates of incumbency with respect to each of the officers of the Guarantor who are authorised officers of the Guarantor as referred to in paragraph 3 below; and

         (c)     the articles of incorporation and by-laws of the Guarantor.


3. A Certified Copy of the board minutes and resolutions of each of the Borrower approving and authorising the execution, delivery and performance of this Agreement and the Guarantor and the other Financing Documents to which each is a party on the terms and conditions of those documents and authorising a person or persons to sign or otherwise attest the due execution of those documents and any other documents to be executed or delivered by the Borrower or the Guarantor pursuant to those documents together with a certificate of a duly authorised officer of the Borrower or, as the case may be, the Guarantor setting out the names and signatures of the persons authorised to sign such documents on behalf of the Borrower or, as the case may be, the Guarantor.

4. Certified Copies of all consents, licences, approvals or authorisations of any governmental or other authority, bureau or agency required by the Borrower and/or the Guarantor in connection with the execution, delivery, performance, validity or enforceability of the Financing
         Documents  or  any  document  to  be  delivered   under  the  Financing
         Documents.

5. A certificate executed by the chief executive officer, chief financial officer or treasurer of the Guarantor stating that:

         (a) on such date, and after giving effect to the transactions contemplated under the Financing Documents, no Default or Potential Default has occurred and is continuing;

         (b) no material adverse change in the financial condition or operations of the business of the Guarantor or any of its Subsidiaries or the projected cash flow of the Guarantor or any of its Subsidiaries has occurred;

         (c) the representations and warranties set out in Clause 11 are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date; and

         (d) on such date each of the Guarantor and the Borrower is in compliance with all the terms and provisions set out in this Agreement on its part to be observed and performed.

6. The Fees Letter duly executed by the Guarantor together with the fees payable under it on the execution of this Agreement.

7. A letter addressed by the Borrower to the Agent in which it agrees to act as the Guarantor's agent for service of process in England for the purposes of this Agreement.

8. An opinion (in the agreed form) of Bennie M Laughter, Vice President and General Counsel of the Guarantor addressed to the Arranger, the Agent and the Banks relating to the entry into and execution by the Guarantor of the Financing Documents to which it is a party.

                                  SCHEDULE 3

                                DRAWDOWN NOTICE



To:      NationsBank, N.A., London Branch
         New Broad Street House
         35 New Broad Street
         London  EC2M 1NH

From:    Carpets International (UK) PLC

                                     *[date]



Dear Sirs,

$125,000,000 Credit Agreement dated ** September 1996  (the "Credit
Agreement")

Terms defined in the Credit Agreement have the same meaning in this notice.

We request an Advance to be drawn down under the Credit Agreement as follows:

1.       Amount and currency of Advance:

2.       Drawdown Date:

3.       Duration of Interest Period:

4.       Payment instructions:
         (if applicable)

We confirm that today and on the Drawdown Date:

(a) the representations and warranties in Clause 11 to be repeated are and will be correct; and

(b) no Default or Potential Default has occurred and is continuing or will occur on the making of the Advance.


SIGNED


For and on behalf of
CARPETS INTERNATIONAL (UK) PLC

                                  SCHEDULE 4

                  THE GUARANTOR AND ITS MATERIAL SUBSIDIARIES
                                AND AFFILIATES


Name                                Jurisdiction of incorporation

Shaw Industries, Inc.               Georgia
Carpets International (UK) PLC      United Kingdom
Shaw Industries (Australia) Pty,    Australia
Ltd.
Terza, S.A. de C.V.                 Mexico (50% owned)
Shaw Carpet Showplace, Inc.         Georgia
Shaw Retail Properties, Inc.        Georgia
Carpetland USA, Inc.                Indiana
New York Carpet World, Inc.         Michigan
Shaw Contract Flooring Services,    Georgia
Inc.
Shaw Contract Properties, Inc.      Georgia
CarpetSmart, Inc.                   Georgia
Shaw Installation Services, Inc.    Georgia
Shaw Financial Services, Inc.       Minnesota
SHX Leasing, Inc.                   Tennessee
Shaw Transport, Inc.                Georgia

                                  SCHEDULE 5

                     MANDATORY LIQUID ASSET COSTS FORMULA



1. The additional rate relative to any Advance denominated in Sterling is, subject as provided below, the percentage rate arrived at by applying the following formula:

                 BY + L(Y-X) + S(Y-Z) % per annum
                          100 - (B+S)

         Where:

         B = The percentage of the Agent's eligible liabilities then required to be held on a non-interest-bearing deposit account with the Bank of England pursuant to the cash ratio requirements of the Bank of England.

         Y = The rate at which Sterling deposits in an amount comparable with the Advance are offered by the Agent to leading banks in the London interbank market at or about 11.00 a.m. on the commencement of the relevant Interest Period for a period comparable to the Interest Period.

         L  =    The average percentage of eligible liabilities which the
                 Bank of England from time to time requires the Agent to maintain as secured money with members of the London
                 Discount Market Association and/or as secured call money with those money brokers and gilt-edged market-makers recognised by the Bank of England. Such percentage shall (in the absence of any other figure being appropriate) be conclusively presumed to be 5 per cent.

         X = The rate at which secured Sterling deposits in an amount comparable to the Advance may be placed by the Agent with members of the London Discount Market Association and/or as secured call money with money brokers and gilt-edged market-makers at or about 11.00 a.m. on the commencement of the relevant Interest Period for a period comparable to the Interest Period.

         S = The percentage of the Agent's eligible liabilities then required to be placed as a special deposit with the Bank of England.

         Z = The percentage interest rate per annum allowed by the Bank of England on special deposits.

         For the purposes of this paragraph "eligible liabilities" and "special deposits" shall bear the meanings ascribed to them from time to time by the Bank of England.

2. In the application of the above formula, B, Y, L, X, S and Z shall be included in this formula as figures and not as percentages, e.g. if B = 0.5 per cent. and Y = 15 per cent., BY shall be calculated as 0.5 x 15 and not as 0.5 per cent. x 15 per cent.

3.       The additional rate computed by the Agent in accordance with this
         Schedule 5 shall, if not already such a multiple, be rounded upwards to the nearest whole multiple of 1/16 per cent. per annum.

4. Where the relevant Interest Period is of 3 months' duration or less, the calculation of the additional rate shall be made by the Agent on the commencement of the relevant Interest Period. Where the relevant Interest Period is longer than 3 months the calculation shall be made on commencement of the Interest Period for the first 3 months of the Interest Period and shall then be recalculated each 3 months in respect of the next 3 month period or, if applicable, the balance of the Interest Period.

5. In the event of a change in circumstances (including the imposition of alternative or additional official requirements) which renders the above formula inapplicable to any Bank, the Agent shall notify the Borrower of the manner in which the additional rate shall thereafter be determined which shall reflect the additional costs following such change incurred by any one or all of the Banks at such time and from time to time.

                                  SCHEDULE 6

                         FORM OF TRANSFER CERTIFICATE


                             TRANSFER CERTIFICATE



To:      The Agent
         and the other parties to the Credit Agreement (as defined below)



This transfer certificate ("Transfer Certificate") relates to a credit agreement dated ** September 1996 and made between (1) Carpets International (UK) PLC, (2) Shaw Industries, Inc., (3) certain banks, (4) NationsBank, N.A., London Branch as agent and (5) NationsBanc Capital Markets International, Limited as arranger in respect of a multicurrency revolving credit facility (the "Credit Agreement", which term shall include any amendments or supplements to it).

Terms defined and references construed in the Credit Agreement shall have the same meanings and construction in this Transfer Certificate.

1.       *[insert full name of Existing Bank] (the "Existing Bank"):

         (a) confirms that to the extent that details appear in the schedule to this Transfer Certificate under the headings "Existing Bank's Commitment" and "Participation in the Loan", those details accurately summarise its Commitment and its Participation in the Loan all or part of which is to be transferred; and

         (b) requests *[insert full name of Bank Transferee] (the "Bank Transferee") to accept and procure, in accordance with Clause 21 of the Credit Agreement, the substitution of the Existing Bank by the Bank Transferee in respect of the amount specified in the schedule to this Transfer Certificate of its Commitment and its Participation in the Loan by signing this Transfer Certificate.

2. The Bank Transferee requests each of the Borrower, the Guarantor, the Banks, the Arranger and the Agent to accept this executed Transfer Certificate as being delivered under and for the purposes of Clause 21 of the Credit Agreement so as to take effect in accordance with the provisions of that Clause on *[insert date of transfer].

3.       The Bank Transferee:

         [(a) represents and warrants that as at the date of this Transfer Certificate it is a Qualifying Bank;]

         (b) confirms that it has received a copy of the Credit Agreement together with such other documents and information as it has requested in connection with this transaction;

         (c)     confirms  that it has  not  relied  and  will  not  rely on the
                 Existing Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information;

         (d) agrees that it has not relied and will not rely on the Arranger, the Agent, the Existing Bank or any other Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or the Guarantor; and

         (e)     confirms that its Lending Office is in **.

4. The Bank Transferee undertakes with the Existing Bank and each of the other parties to the Credit Agreement that it will perform, in accordance with its terms, all those obligations which, by the terms of the Credit Agreement, will be assumed by it upon delivery of the executed copy of this Transfer Certificate to the Agent.

5. On execution of this Transfer Certificate by the Agent on their behalf, the Borrower, the Guarantor, the Arranger and the Banks accept the Bank Transferee as a party to the Credit Agreement in substitution for the Existing Bank with respect to all those rights and/or obligations which, by the terms of the Credit Agreement, will be assumed by the Bank Transferee after delivery of the executed copy of this Transfer Certificate to the Agent.

6.       None of the Existing Bank, the other Banks, the Arranger and the
         Agent:

         (a) makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Credit Agreement; or

         (b) assumes any responsibility for the financial condition of the Borrower or the Guarantor or any other party to the Credit Agreement or any other document or for the performance and observance by the Borrower or the Guarantor or any other party to the Credit Agreement or any other document of its or their obligations and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded.

7. The Bank Transferee confirms that its Lending Office and address for notices for the purposes of the Credit Agreement are as set out in the schedule to this Transfer Certificate.

8. The Existing Bank gives notice to the Bank Transferee (and the Bank Transferee acknowledges and agrees with the Existing Bank) that the Existing Bank is under no obligation to re-purchase (or in any other manner to assume, undertake or discharge any obligation or liability in relation to) the transferred Commitment and Participation at any time after this Transfer Certificate shall have taken effect.

9. Following the date upon which this Transfer Certificate shall have taken effect, without limiting the terms of this Transfer Certificate, each of the Bank Transferee and the Existing Bank acknowledges and confirms to the other that, in relation to the relative Commitment and Participation (or part thereof), variations, amendments or alterations to any of the terms of the Credit Agreement arising in connection with any renegotiation or rescheduling of the obligations under the Credit Agreement shall apply to and be binding on the Bank Transferee alone.

10. This Transfer Certificate is governed by and shall be construed in accordance with English law.

                                 THE SCHEDULE



Existing Bank's Commitment             Amount of Commitment Transferred







Existing Bank's Participation in the   Amount of Participation Transferred
Loan







*[insert full name of Bank Transferee]

Lending Office                         Address for notices
*                                      *[address]
                                       Attention:
                                       Fax:

*[Bank Transferee]


By:     ...........................................................
        (Duly Authorised)





*[Existing Bank]


By:     ...........................................................
        (Duly Authorised)





The Agent on behalf of itself and all other parties to the Credit Agreement


By:     ...........................................................
        (Duly Authorised)





Dated:

The Borrower

SIGNED by WILLIAM C. LUSK    )
JR., Director                )
for and on behalf of         )
CARPETS INTERNATIONAL (UK)   )
PLC in the presence of:      )

                                           Director  WILLIAM C. LUSK JR.


                                           Secretary B. M. LAUGHTER



The Guarantor


SIGNED by KENNETH G.         )
JACKSON, Vice President      )
for and on behalf of         )
SHAW INDUSTRIES, INC. in     )
the presence of:

                                           Vice President  KENNETH G. JACKSON


                                           Secretary         B. M. LAUGHTER



The Agent

SIGNED by                    )
LEONARD SEELIG               )       LEONARD SEELIG
for and on behalf of         )
NATIONSBANK, N.A., LONDON    )
BRANCH                       )



The Arranger



SIGNED by                    )
MARTIN CROCKER               )       MARTIN CROCKER
for and on behalf of         )
NATIONSBANC CAPITAL MARKETS  )
INTERNATIONAL, LIMITED       )




The Banks

SIGNED by                    )
LEONARD SEELIG               )     LEONARD SEELIG
for and on behalf of         )
NATIONSBANK, N.A., LONDON    )
BRANCH                       )





SIGNED by                    )
R D C DAKIN                  )     RICHARD DAKIN
for and on behalf of         )     Manager
LLOYDS BANK Plc              )     Corporate Banking





SIGNED by                    )
BRADLEY J STAPLES and        )     BRADLEY J STAPLES
WES C. BURTON                )     Bank Officer
for and on behalf of         )
SUNTRUST BANK, ATLANTA              WES C. BURTON
                                    Vice President






SIGNED by                    )
JULIE B. EDWARDS             )     JULIE B. EDWARDS
Vice President               )     Vice President
for and on behalf of         )
WACHOVIA BANK OF GEORGIA,    )
N.A.                         )









                                   GUARANTY

      THIS GUARANTY dated as of September 13, 1996 is executed and delivered by SHAW INDUSTRIES, INC., a corporation organized under the laws of the State of Georgia (together with its successors and assigns, the "Guarantor") in favor of NATIONSBANK, N.A., LONDON BRANCH, as Agent (the "Agent"), the Arranger (as defined below) and each of the Banks that is now or hereafter a party to that certain Credit Agreement of even date herewith (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") by and among Carpets International (UK) PLC (together with its successors and assigns, the "Borrower"), the Guarantor, the Banks from time to time a party thereto and NationsBanc Capital Markets International, Limited, as Arranger (the "Arranger"; the Agent, each Bank and the Arranger each referred to herein as a "Guaranteed Party" and collectively as the "Guaranteed Parties").

      WHEREAS, pursuant to, and on the terms and conditions set forth in, the Credit Agreement, the Banks and the Agent are making available a $125,000,000 multicurrency revolving credit facility to the Borrower;

      WHEREAS, it is a condition precedent to the availability of such facility to the Borrower that the Guarantor guaranty the obligations of the Borrower under such facility;

      WHEREAS, the Borrower is a wholly-owned subsidiary of the Guarantor and, as such, the Guarantor will benefit from the availability of such facility to the Borrower and is therefore willing to guaranty the obligations of the Borrower thereunder.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor agrees as follows:

      Section 1. Guaranty. The Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Guaranteed Parties the due and punctual payment and performance when due, whether at stated maturity, by acceleration, mandatory prepayment or otherwise, of the following (the following collectively referred to as the "Guaranteed Obligations"): (a) all indebtedness (including all principal, accrued interest, fees and premium, if any), and all other obligations and liabilities, whether actual or contingent and of whatever nature, now or hereafter owing by the Borrower to any Guaranteed Party incurred under or pursuant to the Credit Agreement or any document or instrument executed and delivered by the Borrower (or by any Subsidiary of the Borrower or by any other person or entity) in connection therewith and (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing.

      Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment and not of collection. Accordingly, no Guaranteed Party shall be obligated or required before enforcing this Guaranty against the
Guarantor: (a) to pursue any right or remedy such Guaranteed Party may have against the Borrower or any other guarantor of the Guaranteed Obligations or commence any suit or other proceeding against the Borrower or any other guarantor of the Guaranteed Obligations in any court or other tribunal; (b) to make any claim in a liquidation, insolvency, receivership or bankruptcy or other analogous proceeding of the Borrower or any other guarantor of the Guaranteed Obligations; or (c) to make demand of the Borrower or any other guarantor of the Guaranteed Obligations or to enforce or seek to enforce or realize upon any collateral security held by such Guaranteed Party which may secure any of the Guaranteed Obligations. In this connection, the Guarantor hereby waives the right of the Guarantor to require any Guaranteed Party to take action against the Borrower as provided in Official Code of Georgia Annotated Section 10-7-24.

      Section 3. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not the Guarantor consents thereto or has notice thereof):

      (a) (i) any change in the amount, interest rate or due date or other term of any Guaranteed Obligations, or (ii) any change in the time, place or manner of payment of all or any portion of the Guaranteed Obligations, or (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement or any other document or instrument evidencing any Guaranteed Obligations, or (iv) any renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or evidencing any Guaranteed Obligations or any assignment or transfer of any of the foregoing;

      (b) any lack of validity or enforceability of the Credit Agreement or any other document, instrument or agreement referred to therein or evidencing any Guaranteed Obligations or any assignment or transfer of any of the foregoing, or any invalidity or unenforceability relating to or against the Borrower, or any other guarantor of any of the Guaranteed Obligations (an "Other Guarantor"), for any reason related to the Credit Agreement or any other documents, instruments or agreements relating to the Guaranteed Obligations (collectively, the "Loan Documents"), or any guaranty executed by an other Guarantor (an "Other Guaranty"), or the lack of legal existence of the Borrower or any Other Guarantor, or any provision of applicable law or regulation purporting to prohibit to make illegal the payment by the Borrower or any Other Guarantor of the principal of or interest on any Advance or Loan or any other amount payable by the Borrower under the Credit Agreement or any other Loan Documents or by any Other Guarantor under any Other Guaranty, or the performance of any other obligation or undertaking of the Borrower under the Credit Agreement or any other Loan Documents or by any Other Guarantor under any Other Guaranty or otherwise making any of the Guaranteed Obligations irrecoverable from the Borrower or an Other Guarantor for any reason;

      (c) any furnishing to any Guaranteed Party of any additional security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral security for the Guaranteed Obligations;

      (d) any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Borrower;

      (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Borrower or any other person or entity obligated under any Guaranteed Obligation, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

      (f) any release, invalidity, nonperfection of any security interest or lien on any collateral securing any of the Guaranteed Obligations;

      (g) any application of sums paid by the Borrower or any other person or entity with respect to the liabilities of the Borrower to any Guaranteed Party, regardless of what liabilities of the Borrower remain unpaid, or the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Borrower or any Other Guarantor or any Guaranteed Party or any other person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

      (h) any defect, limitation, lack of authority or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

      (i) any seizure or nationalization of assets of the Borrower by any governmental or quasi-governmental authority or agency or any intervention, interference or suspension of the business operations of the Borrower by any governmental or quasi-governmental agency or authority;

      (j) any act or failure to act by any Guaranteed Party which may adversely affect the Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

      (k) any other act or omission to act or delay of any kind by the Borrower, any Other Guarantor, any Guaranteed Parties or any other person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder;

      (l) any law, regulation, order, decree or directive (whether or not having the force of law) or any interpretation thereof, now or hereafter in effect in any jurisdiction, that purports to modify any of the terms of or rights of any Bank with respect to any Guaranteed Obligation or under the Credit Agreement or any other Loan Document or this Guaranty, including without limitation any law, regulation, order, decree or directive or interpretation thereof that purports to require or permit the satisfaction of any Guaranteed Obligation other than strictly in accordance with the terms of the Credit Agreement or any other Loan Document (such as by the tender of a currency other than the relevant Alternate Currency) or that restricts the procurement of the Alternate Currency by the Borrower or the Guarantor, or any agreement, whether or not signed by or on behalf of any Bank, in connection with the restructuring or rescheduling of public or private obligations in the Borrower's country, whether or not such agreement is stated to cause or permit the discharge of the Guaranteed Obligations in the relevant Alternate Currency in strict accordance with the Credit Agreement or other Loan Documents; or

      (m) any change in the corporate existence, structure or ownership of the Borrower or any Other Guarantor.

      Section 4. Action with Respect to Guaranteed Obligations. A Guaranteed Party may, at any time and from time to time, without the consent of, or notice to, the Guarantor, and without discharging the Guarantor from its obligations hereunder take any and all actions described in Section 3 above and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guaranteed Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guaranteed Obligations or increasing, decreasing or otherwise changing the interest rate or fees that may accrue on any of the Guaranteed Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other document evidencing any Guaranteed Obligations;
(c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guaranteed Obligations; (d) release any person or entity liable in any manner for the payment or collection of the Guaranteed Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower or any other person or entity (including, without limitation, any other guarantor of the Guaranteed Obligations); and (f) apply any sum, by whomsoever paid or however realized, to the Guaranteed Obligations in such order as the Agent shall elect.

      Section 5. Waiver. The Guarantor, to the fullest extent permitted by law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of the Guarantor or which otherwise might operate to discharge the Guarantor from its obligations hereunder.

      Section 6. Inability to Accelerate Guaranteed Obligations. If a Guaranteed Party or the holder of any of the Guaranteed Obligations is prevented under any applicable law, rule or regulation or otherwise from demanding or accelerating payment thereof by reason of any automatic stay, governmental intervention, seizure of assets, any order or writ issued by any governmental agency or authority or otherwise, such Guaranteed Party or such holder shall be entitled to receive from the Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

      Section 7. Reinstatement of Guaranteed Obligations. If claim is ever made upon any Guaranteed Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and such Guaranteed Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such Guaranteed Party or any of its property, or (b) any settlement or compromise of any such claim effected by such Guaranteed Party with any such claimant (including the Borrower or a receiver or trustee in any bankruptcy or insolvency proceeding of the Borrower or its assets for the Borrower), then, and in such event, the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement or any other instrument evidencing any liability of the Borrower, and the Guarantor shall be and remain liable to such Guaranteed Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to such Guaranteed Party.

      Section 8. Waiver of Subrogation. Until the full, final and indefeasible payment in full in cash of all Guaranteed Obligations, the Guarantor shall not assert any claim or cause of action the Guarantor may have against the Borrower or any other person or entity arising by reason of any payment by the Guarantor to any Guaranteed Party pursuant to this Guaranty, whether such claim or cause of action arises by way of any common-law right of subrogation, by way of any other applicable law or statutes, or by way of any written or oral agreement between the Guarantor and the Borrower or any other person or entity.

      Section 9. Payments Free and Clear. All sums payable by the Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any withholding tax or liability imposed by any governmental agency or authority, wherever located, or any statute, rule or regulation promulgated thereby), and in the event that the Guarantor is required by such applicable law or by such governmental agency or authority to make any such deduction or withholding, the Guarantor shall pay to the Guaranteed Parties such additional amount as will result in the receipt by the Guaranteed Parties of the full amount payable hereunder had such deduction or withholding not occurred or been required.

      Section 10. Set-off. The Guarantor hereby authorizes each Guaranteed Party, and each affiliate of each Guaranteed Party, at any time after the occurrence of a Default, without notice to the Guarantor, which notice the Guarantor hereby expressly waives, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final, including any negotiable or non-negotiable certificate of deposit now or hereafter issued by any Guaranteed Party, or any affiliate of any Guaranteed Party, to the Guarantor) or other indebtedness owing by such Guaranteed Party, or affiliate of such Guaranteed Party, to the Guarantor, to the then outstanding Guaranteed Obligations then due and payable. Each Guaranteed Party, or affiliate of such Guaranteed Party, may exercise this right of setoff whether or not such Guaranteed Party, or affiliate of such Guaranteed Party, has made demand for, or accelerated, any Guaranteed Obligations. The rights of each Guaranteed Party, and each affiliate of each Guaranteed Party under this Section are in addition to, and not in limitation or substitution of, other rights and remedies (including, but not limited to, other rights of set-off) that such Guaranteed Party, or affiliate of such Guaranteed Party, may have.

      Section 11. Subordination Of the Borrower's Obligations To the Guarantors. As an independent covenant, the Guarantor hereby expressly covenants and agrees for the benefit of each Guaranteed Party that all obligations and liabilities owing by the Borrower to the Guarantor of whatsoever description including, without limitation, all intercompany receivables owing to the Guarantor from the Borrower ("Junior Claims") shall be subordinate and junior in right of payment to all Guaranteed Obligations ("Senior Claims").

      If a Potential Default under the Credit Agreement shall occur, then, unless and until such Potential Default shall have been cured, waived, or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by setoff or otherwise) shall be made by the Borrower to the Guarantor on account of or in any manner in respect of any Junior Claim and the Guarantor shall not receive or accept any such direct or indirect payment.

      In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full in cash before any direct or indirect payment or distribution (in cash, property, securities by setoff or otherwise) shall be made to the Guarantor on account of or in any manner in respect of any Junior Claim. "Proceeding" means the Borrower or the Guarantor shall commence a voluntary case concerning itself under the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") or any other applicable bankruptcy or insolvency laws of any applicable jurisdiction; or any involuntary case is commenced against the Borrower or the Guarantor; or a custodian, administrator, trustee, receiver or administrative receiver is appointed for, or takes charge of, all or any substantial part of the property of the Borrower or the Guarantor, or the Borrower or the Guarantor commences any other proceedings under any reorganization arrangement, adjustment of debt, relief of debtor, dissolution, winding up, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or the Guarantor, or any such proceeding is commenced against the Borrower or the Guarantor, or the Borrower or the Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or the Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property; or the Borrower or the Guarantor makes a general assignment for the benefit of creditors; or the Borrower or the Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or the Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Borrower or the Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action shall be taken by the Borrower or the Guarantor for the purpose of effecting any of the foregoing.

      In the event any direct or indirect payment or distribution is made to the Guarantor in contravention of this Section 11, such payment or distribution shall be deemed received in trust for the benefit of the Guaranteed Parties and shall be immediately paid over to the Agent for application against the Guaranteed Obligations in accordance with the terms of the Credit Agreement.

      Section 12. Automatic Acceleration in Certain Events. Upon the occurrence of a Proceeding (as defined above) which also constitutes a Default under the Credit Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantor, without notice or other action on the part of any Guaranteed Party, and regardless of whether payment of the Guaranteed Obligations by the Borrower has then been accelerated. In addition, if a Proceeding shall occur with respect to the Guarantor, then the Guaranteed Obligations shall automatically become immediately due and payable by the Guarantor, without notice or other action on the part of any Guaranteed Party, and regardless of whether payment of the Guaranteed Obligations by the Borrower has then been accelerated.

      Section 13. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that no Guaranteed Party shall have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

      Section 14. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      Section 15.  JURISDICTION/JURY TRIAL WAIVER/OTHER MATTERS.

      (a) EACH GUARANTEED PARTY AND THE GUARANTOR ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTY OR THE RELATIONSHIP OF THE GUARANTOR AND THE GUARANTEED PARTIES ESTABLISHED HEREBY, WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES. ACCORDINGLY, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE GUARANTOR AND, BY ACCEPTANCE HEREOF, EACH GUARANTEED PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE GUARANTOR ARISING OUT OF THIS GUARANTY OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE GUARANTOR AND ANY GUARANTEED PARTY OF ANY KIND OR NATURE.

      (b) EACH OF THE GUARANTOR, AND BY ACCEPTANCE HEREOF, EACH GUARANTEED PARTY, AGREES THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR ANY STATE COURT LOCATED IN FULTON COUNTY, GEORGIA SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE GUARANTOR AND THE GUARANTEED PARTIES PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR TO ANY MATTER
ARISING HEREFROM. THE GUARANTOR AND, BY ACCEPTANCE HEREOF, EACH GUARANTEED PARTY, EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURT. THE GUARANTOR AND, BY ACCEPTANCE HEREOF, EACH GUARANTEED PARTY, WAIVE ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

      (c) THE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY UNITED STATES MAIL, POSTAGE PREPAID ADDRESSED TO THE GUARANTOR AT THE ADDRESS SET FORTH BELOW ITS SIGNATURE HERETO. SHOULD THE GUARANTOR FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY DAYS AFTER THE MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS.

      (d) THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY ANY GUARANTEED PARTY OR THE ENFORCEMENT BY ANY GUARANTEED PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION (INCLUDING, WITHOUT LIMITATION, THE COURTS OF ENGLAND).

      (e) THE GUARANTOR AGREES THAT ALL OF ITS PAYMENT OBLIGATIONS HEREUNDER SHALL BE ABSOLUTE, UNCONDITIONAL AND, FOR THE PURPOSES OF MAKING PAYMENTS HEREUNDER, THE GUARANTOR HEREBY WAIVES ANY RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM.

      Section 16. Loan Accounts. The Agent shall maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guaranteed Obligations, and in the case of any dispute relating to any Guaranteed Obligation, the entries in such account shall be binding upon the Guarantor as to the outstanding amount of such Guaranteed Obligations and the amounts paid and payable with respect thereto except in the case of manifest error. The failure of the Agent to maintain such books and accounts shall not in any way relieve or discharge the Guarantor of any of its obligations hereunder.

      Section 17. Waiver of Remedies. No delay or failure on the part of a Guaranteed Party in the exercise of any right or remedy it may have against the Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by a Guaranteed Party of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

      Section 18. Waiver of Exemptions. To the fullest extent permitted by law, the Guarantor hereby waives and agrees not to claim any and all homestead and other exemptions allowed by the Constitution or laws of the United States of America, the State of Georgia or any other state or district of the United States of America.

      Section 19. Successors and Assigns. Each reference herein to a Guaranteed Party shall be deemed to include such Guaranteed Party's successors and assigns (including, but not limited to, any holder of the Guaranteed Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to the Guarantor and the Borrower shall be deemed to include the Guarantor's and the Borrower's executors, administrators, successors and assigns, upon whom, in the case of the Guarantor, this Guaranty also shall be binding. A Guaranteed Party may assign, transfer or sell any Guaranteed Obligation, or grant or sell participation in any Guaranteed Obligations, in accordance with the terms of the Credit Agreement. The Guarantor hereby consents to the delivery by a Guaranteed Party to any actual or proposed assignee, transferee or participant of any financial or other information regarding the Borrower or the Guarantor. The Guarantor may not assign or transfer its obligations hereunder to any person or entity.

      Section 20. Survival of Agreement. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the Credit Agreement and the extension of the financial accommodations extended pursuant thereto.

      Section 21. Amendments. This Guaranty may not be amended except in writing signed by the Agent on behalf of the Banks, the Arranger and the Guarantor.

      Section 22. Payments/Expenses. All payments made by the Guarantor pursuant to this Guaranty shall be made in immediately available funds in the currency or currencies in which such Guaranteed Obligations are then denominated, to the main office of NationsBank, N.A. (South), an affiliate of the Agent, at 600 Peachtree Street, 21st Floor, Atlanta, Georgia 30308, not later than 11:00 a.m., Atlanta, Georgia time, on the date one Business Day after demand therefor, to the extent any demand is so required. If the Guarantor is unable for any reason to effect payment in a relevant Alternative Currency as required by this Guaranty or if the Guarantor shall default in the payment in such Alternative Currency, each Guaranteed Party may, through the Agent, require such payment to be made in Dollars in the Dollar Equivalent amount of such payment. In any case in which the Guarantor shall make such payment in Dollars, the Guarantor agrees to hold the Banks harmless from any loss incurred by the Banks arising from any change in the value of Dollars in relation to such Alternative Currency between the date such payment became due and the date of payment thereof. The Guarantor shall pay, on demand, all costs and expenses incurred by any Guaranteed Party in the collection and enforcement of this Guaranty including the fees and disbursements of counsel to such Guaranteed Party actually incurred by such Guaranteed Party if collection is sought by or through an attorney.

      Section 23. Judgment Currency. If for the purpose of obtaining judgment in any court or enforcing any such judgment it is necessary to convert any amount due in any Alternative Currency into any other currency, the rate of exchange used shall be the Agent's spot rate of exchange for the purchase in the London foreign exchange market of the Alternative Currency with such other currency on the Business Day following receipt of any payment in a currency other than the relevant Alternative Currency. The obligation of the Guarantor in respect of any amount due from it hereunder shall, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any judgment or order in any other currency or otherwise be discharged only to the extent that on the Business Day following receipt by this Agent of any payment in a currency other than the relevant Alternative Currency, the Agent is able (in accordance with normal banking procedures) to purchase the relevant Alternative Currency with such other currency. If the amount of the relevant Alternative Currency that the Agent is able to purchase with such other currency is less than the amount due in the relevant Alternative Currency, notwithstanding any judgment or order, the Guarantor shall indemnify the Guaranteed Parties for the shortfall.

      Section 24. Notices. All notices, demands or other communications to the Guarantor hereunder shall be in writing and shall be mailed or hand delivered or sent via facsimile transmission to the address for the Guarantor set forth below its signature hereto. All such notices, demands and communications shall be deemed received by the Guarantor (a) if personally delivered or by messenger or overnight courier or delivered via facsimile transmission, on the date of delivery thereof or (b) if through the United States mail, on the earlier of (i) the date three days after the posting thereof and (ii) the date of actual receipt by the Guarantor.

      Section 25. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 26. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

      Section 27. Review of Credit Agreement. The Guarantor acknowledges that, prior to the execution and delivery of this Guaranty, the Guarantor has had the opportunity to review and ask questions regarding the Credit Agreement and the other Financing Documents referred to therein and to discuss the same and this Guaranty with its counsel.

      Section 28. Defined Terms. Terms used herein and not defined herein shall have their respective defined meanings as set forth in the Credit Agreement.

      Section 29. Counterparts. This Guaranty may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.


                   [Signatures contained on following page]

      IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.


                                    SHAW INDUSTRIES, INC.


                                    By:________________________________
                                          Title:_______________________

                                    ATTEST:


                                    By:________________________________
                                          Title:_______________________

                                    Address for Notices:

                                    Post Office Drawer 2128
                                    Dalton, Georgia 30722-2128
                                    Attention: W. C. Lusk, Jr.
                                    Telecopy Number:  (706) 226-6654
                                    Telephone Number: (706) 275-1004

                                    With a copy to:

                                    Shaw Industries, Inc.
                                    Mail Drop 061-18
                                    Post Office Drawer 2128
                                    Dalton, Georgia 30722-2128
                                    Telecopy Number:  (706) 275-1442
                                    Telephone Number: (706) 275-1018

         [Acceptance to Shaw Guaranty dated as of September 13, 1996]



Accepted and Agreed:

NATIONSBANK, N.A., LONDON
  BRANCH, as Agent for itself and on
  behalf of the Banks and individually as a Bank


By:______________________________
     Title:______________________


NATIONSBANC CAPITAL MARKETS
  INTERNATIONAL, LIMITED


By:______________________________
      Title:_____________________


LLOYDS BANK Plc


By:______________________________
      Title:_____________________


SUNTRUST BANK, ATLANTA


By:______________________________
      Title:_____________________


By:______________________________
      Title:_____________________

         [Acceptance to Shaw Guaranty dated as of September 13, 1996]



WACHOVIA BANK OF GEORGIA, N.A.

By:______________________________
      Title:_____________________